SCHEDULE 14A INFORMATION

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Journal Communications, Inc.

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JOURNAL COMMUNICATIONS, INC.

333 West State Street Milwaukee, Wisconsin 53203

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 8, 2012

To our Shareholders:

We invite you to attend our 2012 Annual Meeting of Shareholders on Tuesday, May 8, 2012 at 9:00 a.m. Central Time at the Hilton Omaha, 1001 Cass Street, Omaha, Nebraska 68102. Directions to the Hilton Omaha are printed on the back cover of the accompanying Proxy Statement. As we describe in the accompanying Proxy Statement, we will be voting on the following matters:

1.	the election of the two nominees named in the attached Proxy Statement as Class III directors,

2.	a non-binding resolution to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement,

3.	the re-approval of the material terms of the performance goals for qualified performance-based awards under our 2007 Omnibus Incentive Plan,

4.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2012, and

5.	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have enclosed a proxy card along with this Proxy Statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it as soon as you can in the envelope we have provided. Alternatively, you may vote by calling the toll-free telephone number or using the Internet as described in the instructions provided on the enclosed proxy card. If you attend the Annual Meeting, then you may revoke your proxy and vote your shares in person if you would like.

Thank you for your continued support. We look forward to seeing you at the Annual Meeting.

JOURNAL COMMUNICATIONS, INC.

/s/ Steven J. Smith
Steven J. Smith Chairman of the Board and Chief Executive Officer

Milwaukee, Wisconsin

March 22, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on Tuesday, May 8, 2012

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the accompanying Proxy Statement and proxy card and our 2011 annual report to shareholders, and by notifying you of the availability of our proxy materials on the Internet. The accompanying Proxy Statement and proxy card and our 2011 annual report to shareholders are also available at http://www.journalcommunications.com/investors.

FREQUENTLY ASKED QUESTIONS

Q:	Why have I received this Proxy Statement?

Our Board of Directors has sent you this Proxy Statement, starting on or about March 22, 2012, to ask for your vote as a shareholder of Journal Communications, Inc. on certain matters to be voted on at our upcoming Annual Meeting.

Q:	What am I voting on?

At our Annual Meeting, you will vote (i) on the election of two Class III directors, (ii) on a non-binding resolution to approve the compensation of our named executive officers, (iii) to re-approve the material terms of the performance goals for qualified performance-based awards under our 2007 Omnibus Incentive Plan, and (iv) on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. Our Board of Directors does not intend to bring before the Annual Meeting any other matter. In the event that any other matters properly come before the Annual Meeting, it is the intention of the Board-appointed proxies to vote the shares represented by each such proxy in accordance with their discretionary judgment on such matters.

We note that your broker will NOT be able to vote your shares with respect to items (i), (ii) or (iii) above if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

Q:	Do I need to attend the Annual Meeting in order to vote? How do I vote?

No. You may vote by mail using the enclosed proxy card, via the telephone, via the Internet or in person at the Annual Meeting. To vote by mail, simply mark your enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. To vote by telephone or via the Internet, follow the instructions provided on the enclosed proxy card. Even if you complete and mail the enclosed proxy card, or vote by telephone or the Internet, you may nevertheless revoke your proxy at any time prior to the

Annual Meeting by sending us written notice, voting your shares in person at the Annual Meeting or submitting a later-dated proxy.

Q:	What happens if I sign and return my enclosed proxy card but do not mark my vote?

The individuals named in the enclosed proxy card as proxies will vote your shares (i) FOR the Board’s nominees for director, (ii) FOR the non-binding resolution to approve the compensation of our named executive officers, (iii) FOR re-approval of the material terms of the performance goals for qualified performance-based awards under our 2007 Omnibus Incentive Plan, (iv) FOR the ratification of our appointment of PricewaterhouseCoopers LLP, and (v) in their best judgment on other matters that may properly come before the Annual Meeting.

Q:	Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes for the Annual Meeting. We will also retain an Inspector of Elections for the Annual Meeting.

Q:	Who is entitled to vote?

If you owned shares of our class A common stock, class B common stock or class C common stock as of the close of business on March 2, 2012 (the “record date”), then you are entitled to vote.

You will be entitled to one vote per share for each class A share you owned on the record date; ten votes per share for each class B share you owned on the record date; and two votes per share for each class C share you owned on the record date.

Q:	How many shares of Journal Communications’ stock are entitled to vote at the Annual Meeting?

As of the record date, there were 43,925,122 class A shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 43,925,122 votes; 7,058,084.2 class B shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 70,580,842 votes; and 3,264,000 class C shares outstanding and entitled to vote at the Annual Meeting with an aggregate of 6,528,000 votes.

Q:	What constitutes a quorum?

A “quorum” refers to the number of votes that must be in attendance at a meeting to lawfully conduct business. A majority of the votes of the class A shares, class B shares and class C shares entitled to be cast, or shares representing at least 60,516,983 votes, will represent a quorum for the purposes of electing directors, endorsing the non-binding resolution to approve the compensation of our named executive officers, re-approving the material terms of the performance goals for qualified performance-based awards under our 2007 Omnibus Incentive Plan, ratifying our appointment of PricewaterhouseCoopers LLP, and conducting any other business that may properly come before the Annual Meeting.

Q:	How can I help reduce costs for Journal Communications, Inc.?

If you would like to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the enclosed proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If you consent to receiving all future shareholder communications electronically, then you will receive an email titled “Journal Communications, Inc. Annual Meeting” in future years. This email will provide you notice of that year’s Annual Meeting, an Internet link to a secure website containing electronic versions of all proxy materials and voting instructions.

ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors (which we refer to as the Board) currently consists of nine directors, divided into three classes of three members each, designated as Class I, Class II and Class III, with the terms of one class of directors expiring each year. This year, the terms of our Class III directors expire at the Annual Meeting.

The Board has nominated David J. Drury and Jonathan Newcomb for election at the Annual Meeting as Class III directors to serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Six of our other directors will continue to serve on the Board as Class I or Class II directors until their respective terms expire as indicated below.

Due to his desire to reduce his professional commitments during retirement, Roger D. Peirce, a Class III director, will not stand for election at the Annual Meeting. As a result of Mr. Peirce not standing for election at the Annual Meeting, the Board of Directors will, effective immediately following the Annual Meeting, amend our Bylaws to reduce the number of directors of our company from nine to eight. Following the amendment to our Bylaws, the Board of Directors will continue to be divided into three classes, designated as Class I, Class II and Class III, comprised of three, three and two members, respectively.

The individuals named in the enclosed proxy card as proxies intend to vote all proxies received FOR the election of all of the Board’s nominees. If a nominee becomes unable to serve as a director before the Annual Meeting, then the proxies will vote for another person that the Board recommends in place of that nominee.

Under Wisconsin law, shareholders elect directors by a plurality of the votes cast by shares that are entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares that do not vote, whether by abstention, broker non-vote or otherwise, will not affect the election of directors.

The following sets forth certain information, as of the record date, about the Board nominees for election as Class III directors at the Annual Meeting and each director whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms Expiring at the 2015 Annual Meeting of Shareholders

David J. Drury

David J. Drury, 63, has been the Chairman, Chief Executive Officer and majority owner of Poblocki Sign Company LLC since May 1, 2011. Prior to being appointed Chairman, Mr. Drury served as the President, Chief Executive Officer and majority owner of Poblocki Sign Company LLC from July 1999 until May 1, 2011. Poblocki Sign Company LLC is a privately held architectural exterior and interior sign company located in West Allis, Wisconsin. Mr. Drury is a Certified Public Accountant, a former partner of Price Waterhouse and served as a business consultant from 1997 to 1999. Mr. Drury is Chair of the Executive and Nominating and Corporate Governance Committees and serves as our Lead Director. He has been a director since August 2003. Mr. Drury was a director of our predecessor company since March 2003. Mr. Drury is a director and member of the nominating and corporate governance committee and chair of the audit committee at Plexus Corp. and a member of the Board of Trustees and a member of the human resources and compensation and finance committees at Northwestern Mutual Life Insurance Company. Mr. Drury’s executive experience and financial expertise, as well as his experience as a director for multiple other companies, qualify him to serve as a director of the Company.

Jonathan Newcomb

Jonathan Newcomb, 65, is currently a Managing Director at the New York investment firm Coady Diemar Partners, with which he first became affiliated in November 2004. Mr. Newcomb was President and Chief Executive Officer of Cambium Learning, an education company located in Boston, from January 2006 until April 2007. Prior to that, he was a principal at Leeds Equity Partners, a New York private equity firm that invests primarily in information, education and training businesses. Mr. Newcomb served as Chairman and Chief Executive Officer at Simon & Schuster from 1994 until 2002. He also held positions as President and Chief Operating Officer and President of the Professional Publishing Group at Simon & Schuster from 1989 until 1994. Prior to that, he was President of McGraw-Hill’s Financial Information Group (S&P). Mr. Newcomb was elected to the Board in February 2005 and is a member of the Audit Committee. Mr. Newcomb is also a director and member of the audit committee at United Business Media and Chairman of the Board at Swets and Zeitlinger Group B.V. in The Netherlands. Mr. Newcomb’s knowledge of and expertise in the publishing industry, as well as his executive experience and financial expertise, qualify him to serve as a director of the Company.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS CLASS III DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED BOARD-SOLICITED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED “FOR” EACH NOMINEE.

Directors Continuing in Office

Terms Expiring at the 2014 Annual Meeting of Shareholders

Steven J. Smith

Steven J. Smith, 61, is our Chairman of the Board and Chief Executive Officer. Mr. Smith was elected Chief Executive Officer in March 1998 and Chairman in December 1998. Mr. Smith was President from 1992 to 1998, and added the title of Chief Operating Officer in 1996. President was again added to his title in 2010, a title that he held until February 6, 2012. Mr. Smith has been a director since May 2003 and is a member of the Executive Committee. Mr. Smith was a director of our predecessor company since June 1987. Mr. Smith is also a director of Badger Meter, Inc., where he is chair of the compensation and corporate governance committee and a member of the audit and compliance committee. Mr. Smith’s long history with our Company and his skills and executive experience within all of the industries in which we operate qualify him to serve as the Chairman of the Board.

Mary Ellen Stanek

Mary Ellen Stanek, 55, has served as President of Baird Funds, Inc., a registered investment company, since September 2000, and Managing Director and Chief Investment Officer of Baird Advisors, Robert W. Baird & Co. Incorporated, since March 2000. Previously, Ms. Stanek was President of Firstar Funds, Inc., also a registered investment company, from December 1998 to March 2000, and President and Chief Executive Officer (from November 1998 to February 2000) and President and Chief Operating Officer (from March 1994 to November 1998) of Firstar Investment Research & Management Company, LLC. Ms. Stanek is a member of the Executive and Compensation Committees and has been a director since August 2003. Ms. Stanek was a director of our predecessor company since June 2002. Ms. Stanek is also a director of Robert W. Baird & Co., Incorporated, Baird Financial Corporation, Baird Holding Company, the West Bend Mutual Insurance Company, and Wisconsin Energy Corporation, where she is a member of the finance committee, and a member of the Board of Trustees and the audit and finance committees at Northwestern Mutual Life Insurance Company. Ms. Stanek’s knowledge of and experience in the financial services industry, as well as her executive experience and long-standing relationship with and knowledge of the Company, qualify her to serve as a director of the Company.

Owen Sullivan

Owen J. Sullivan, 54, is President, Specialty Brands, for ManpowerGroup, a professional staffing and business services firm, where he serves in multiple roles including Chief Executive Officer of both Right Management, a global provider of integrated consulting solutions across the employment lifecycle, and Experis, a global services provider specializing in information technology, engineering, finance and accounting, and healthcare. Mr. Sullivan also serves as leader of ManpowerGroup’s global sales organization. Mr. Sullivan has been with ManpowerGroup since 2003 when he joined as Chief Executive Officer of Jefferson Wells, a subsidiary which has subsequently been integrated into Experis. Prior thereto, Mr. Sullivan was President of the Financial Services Group—Metavante Corporation, a provider of banking and payments technologies, from 1999 to 2001 and also served as an independent consultant from 2001 to 2003. Mr. Sullivan was elected to the Board on July 10, 2007 and is a member of the Compensation Committee. Mr. Sullivan’s knowledge of and experience in the organizational development and human resources management industry, as well as his executive experience and financial expertise, qualify him to serve as a director of the Company.

Terms Expiring at the 2013 Annual Meeting of Shareholders

David G. Meissner

David G. Meissner, 74, retired, served as volunteer Chairman of the Public Policy Forum, Inc., an independent, non-profit organization dedicated to providing information on community issues for government, businesses and citizens, from April 2002 to April 2004. Previously at the Public Policy Forum, Inc., Mr. Meissner served as the President from January 2000 to March 2002 and as the Executive Director from March 1995 to December 1999. Mr. Meissner is a member of the Compensation and Nominating and Corporate Governance Committees and has been a director since April 2004. Mr. Meissner was a director of our predecessor company from June 1988 to February 2003. Mr. Meissner was nominated to the Board in connection with an agreement the Company has with the family of our former chairman and the founder of our prior employee-ownership trust, Harry J. Grant (as described under “Certain Transactions—Agreement with the Grant Family Shareholders”). Mr. Meissner’s knowledge of and experience in the journalism and marketing industries, as well as his executive experience, qualify him to serve as a director of the Company.

Ellen F. Siminoff

Ellen F. Siminoff, 44, is President and CEO of Shmoop, an educational website. She served as Chairman of Efficient Frontier, a leading provider of paid search engine marketing solutions, from February 2008 until September 2009, and served as its President and Chief Executive Officer from 2004 to February 2008. She was a member of the founding executive team at Yahoo! Inc., a company providing internet search and other capabilities, and from 1996 to 2004, she served at Yahoo! in a number of positions including Vice President, Business Development and Planning; Senior Vice President, Corporate Development; and Senior Vice President, Small Business and Entertainment. From 1994 to 1996, Ms. Siminoff worked for the Los Angeles Times as online classifieds manager. Ms. Siminoff and her husband founded EastNet, a global syndicate barter company distributing television programming to 14 emerging market countries in exchange for advertising time. Ms. Siminoff also serves on the board of directors and audit committees for US AutoParts Network, Inc. and Solarwinds, and serves on the board of directors at other public and private companies. Ms. Siminoff has been a director since February 2007. Ms. Siminoff’s knowledge of and expertise in internet-related industries, as well as her executive experience, qualify her to serve as a director of the Company.

Jeanette Tully

Jeanette Tully, 64, currently serves as Trustee for the Aloha Station Trust LLC. Prior to the Aloha Station Trust LLC, Ms. Tully was President and CEO of Radiovisa Corporation. Prior to Radiovisa Corporation, Ms. Tully was with Entravision Communications Corporation, where she served as Executive Vice President,

Chief Financial Officer and Treasurer. Prior to joining Entravision in 1996, Ms. Tully was Executive Vice President and Chief Financial Officer of Alliance Broadcasting Company before its sale to Infinity Broadcasting in early 1996. From 1986 to 1994, Ms. Tully was Vice President of Communications Equity Associates, Inc., a media investment banking and brokerage firm. She also served as Chief Financial Officer of Harte-Hanks Communications’ Broadcasting and Entertainment Division. Ms. Tully is a Certified Public Accountant. Ms. Tully was elected to the Board in February 2005. She is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Ms. Tully also serves on the board of directors of American Community Newspapers II LLC, a privately held company. Ms. Tully’s knowledge of and experience in the broadcasting industry, as well as her executive experience and financial expertise, qualify her to serve as a director of the Company.

Board Independence

The Board has adopted standards to assist it in making determinations regarding whether our directors are independent as that term is defined in the listing standards of the New York Stock Exchange. The current version of our standards is available on our website at www.journalcommunications.com. Based on these standards, the Board determined that Messrs. Peirce, Drury, Newcomb, Meissner and Sullivan and Ms. Stanek, Ms. Siminoff and Ms. Tully are independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. In addition to the foregoing, with respect to Mr. Meissner, the independent directors of the Board also considered the share ownership of the various trusts in which Mr. Meissner is the trustee, and the provisions of the Shareholders Agreement, dated as of May 12, 2003, as amended, by and among us, our predecessor company, Matex Inc., the Abert Family Journal Stock Trust, Grant D. Abert and Barbara Abert Tooman in reaching their independence determination. See “Certain Relationships – Agreement with Grant Family Shareholders.”

Board Meetings and Committees; Leadership Structure; Board’s Role in the Oversight of Risk

In 2011, the Board met seven times.

The Board currently maintains four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. Prior to May 2011, the Board maintained a standing Human Resources Committee. In May 2011, the Board voted to consolidate the responsibilities of the Human Resources Committee with the responsibilities of the Compensation Committee. The Human Resources Committee did not meet in 2011.

Our Corporate Governance Guidelines provide that the Board reserves the right to vest the responsibilities of Chairman of the Board and Chief Executive Officer, or CEO, in the same individual if in its judgment that circumstance is in the best interest of the Company. In such circumstances, the Board will designate a Lead Director to preside at the meetings of the independent director executive sessions. Currently, the positions of Chairman and CEO are combined. The Board has determined that this combined role most appropriately suits our Company at this time because Mr. Smith, our CEO, is the person best qualified to serve as Chairman given his long history with the Company and his skills and experience within the industries in which we operate. The Board believes that there is no single best organizational model that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address the Company’s individual circumstances as and when appropriate. To supplement the combined Chairman and CEO position, the Board has created a Lead Director role. The Lead Director is an independent and empowered director who is appointed by the independent directors and who works closely with the Chairman. In addition to serving as the principal liaison between the independent directors and the Chairman and CEO, the primary responsibilities of the Lead Director are as follows:

•	To set the agenda for and preside at the Board’s executive sessions.

•

To review the schedule of issues to be discussed at regularly scheduled Board meetings, as such schedule is proposed by the Chairman and CEO, and to discuss the need and agenda for special meetings of the Board with the Chairman and CEO.

•	To advise the Chairman and CEO as to the quality, quantity and timeliness of the flow of information from Company management to the Board.

•	To assist the Board and its committees and the Company’s officers on compliance with and implementation of corporate governance issues.

•	To call meetings of the independent directors as appropriate.

•	To interview all Board candidates and to make recommendations on the same to the Nominating and Corporate Governance Committee.

•	To serve as Chairman when the Chairman and CEO is not present.

•	To serve as spokesperson for the Board to major shareholders or otherwise as requested by the Chairman and CEO or by the Board.

•	To conduct exit interviews with resigning senior managers.

•	To discuss the results of the Chairman and CEO’s performance evaluation with the Chair of the Compensation Committee and convey such results.

Further, the Lead Director will become the acting Chairman of the Board in the event of the death or incapacity of the Chairman and CEO, or in situations where it is not possible or appropriate for the Chairman and CEO to lead the Board. The Lead Director will also perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the independent directors or by the Chairman and CEO.

In 2008, the Board appointed Mr. Drury as the Lead Director. As Lead Director, Mr. Drury, or his designee in the event of his absence, acted during 2011 as the presiding director for all executive sessions of the independent Board members. It is the Board’s practice to meet in executive session without management or Mr. Smith present in connection with regularly scheduled Board meetings.

The full Board is responsible for the oversight of the Company’s operational risk management process. At least annually, the Board directs senior management to prepare an enterprise risk assessment report for delivery to the Board that addresses the major operational risks facing each of the Company’s operating businesses. The enterprise risk assessment report is presented directly to the Board at a regularly scheduled Board meeting by members of senior management, who are available to discuss issues with the directors. Follow-up discussions as deemed appropriate are scheduled with members of senior management and the full Board or the Audit Committee. The Audit Committee and the full Board further review and comment on the draft risk factors for disclosure in our Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and utilize the receipt of such draft risk factors to initiate discussions with appropriate members of the Company’s senior management if such risk factors raise questions or concerns about the status of operational risks then facing the Company. The Board relies on the Audit Committee to address significant financial risk exposures facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on the Compensation Committee to address significant risk exposures facing the Company with respect to compensation, also with appropriate reporting of these risks to be made to the full Board. The Board’s role in the oversight of the Company’s risk management has not affected the Board’s determination that the combined CEO/Chairman position is the most appropriate leadership structure for the Company at this time.

Shareholders or other interested parties who wish to send communications to the Board or to a particular member of the Board may do so by delivering a written communication to Mary Hill Leahy, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, Journal Communications, Inc.,

P. O. Box 661, Milwaukee, WI 53201-0661, who will promptly forward all appropriate written communications to the indicated director or directors. Alternatively, shareholders or other interested parties may contact our outsourced hotline at (800) 297-8132 and request that concerns be delivered to our Lead Director, Audit Committee chair, and/or to each or any of our directors.

Board members are expected to attend all Board meetings and all annual and special meetings of shareholders. All members of the Board were present at our 2011 Annual Meeting of Shareholders.

The following table sets forth the names of our directors who served on each of the standing committees of the Board in 2011, as well as how many times each committee met in 2011.

Board Member	Audit	Compensation	Nominating and Corporate Governance	Executive

Steven J. Smith				Ö
David J. Drury			Ö	Ö
David G. Meissner		Ö	Ö
Jonathan Newcomb	Ö
Roger D. Peirce	Ö	Ö		Ö
Ellen F. Siminoff
Mary Ellen Stanek		Ö		Ö
Owen Sullivan		Ö
Jeanette Tully	Ö		Ö
Meetings Held in 2011	13	4	2	2

During 2011, each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year.

Audit Committee. The Board maintains a standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The purposes of the Audit Committee include assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee also provides an avenue for communication between internal audit, the independent auditors, financial management and the Board. The Audit Committee has the sole authority to retain and terminate our independent auditors. It is directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee also pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors (subject to certain de minimis exceptions for non-audit services).

In carrying out its responsibilities, the Audit Committee, among other things:

•

reviews and discusses with management and the independent auditors our interim financial statements and our annual audited financial statements, related footnotes and financial information, and recommends to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	discusses with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviews disclosures made to the Audit Committee by our Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q;

•	reviews the performance and independence of our independent auditors; and

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is currently comprised of three members, each of whom is independent as that term is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, or SEC, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each of Ms. Tully (Chair), Mr. Peirce and Mr. Newcomb qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The Board has adopted a written charter for the Audit Committee that is available on our web site at www.journalcommunications.com. The Board expects to appoint a replacement for Mr. Peirce on the Audit Committee during the first half of fiscal year 2012.

Compensation Committee. The Board maintains a standing Compensation Committee. The purposes of the Compensation Committee include discharging the Board’s responsibilities relating to compensation of our executive officers. In carrying out its responsibilities the Compensation Committee, among other things:

•	determines and approves our compensation strategy;

•

annually determines and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of such goals, and, based on this evaluation, approves and annually determines the salary, bonus, equity grants (if any) and other benefits for the Chief Executive Officer in light of the corporate goals and objectives;

•

reviews and approves corporate goals and objectives relevant to the compensation of our other executive officers, and, in light of these goals and objectives, approves and annually reviews decisions regarding salary, bonus awards, and long-term incentive opportunities;

•	oversees our equity compensation plans, and reviews at least annually all such equity-based compensation plans and arrangements;

•	approves equity award grants and the forms of agreement evidencing such grants;

•

administers, periodically reviews and approves significant changes to our other long- and short-term incentive compensation plans, including determining the overall scope of participation in our incentive plans and which executive officers shall participate in the plans, as well as the overall scope and weighting of performance measures and target award levels under the plans;

•	determines the aggregate incentive compensation awards for all participants in the plans as a group;

•	reviews and approves change of control, severance and employment agreements with executive officers;

•	annually reviews and recommends to the Board changes in our compensation policy for non-employee directors;

•	oversees the preparation of the compensation discussion and analysis and the related Compensation Committee report for inclusion in our annual proxy statement and Form 10-K;

•	oversees our pension, retirement and health and welfare plans, as well as employee ownership programs and human resource policies; and

•	performs any other functions required by applicable law, rules or regulations, including the rules of the SEC and the rules of the New York Stock Exchange.

The Compensation Committee’s authority and responsibilities are set forth in a written charter adopted by the Board that is available on our website at www.journalcommunications.com.

Delegation of Authority. The Compensation Committee may not delegate any of its responsibilities to management, but may delegate any of its responsibilities to subcommittees consisting solely of two or more members of the Compensation Committee.

Compensation Consultants. The Compensation Committee from time to time engages independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation programs and principles that are consistent with our business goals and pay philosophy. In 2010, the Compensation Committee engaged Towers Watson to provide a competitive market analysis of the compensation levels of certain of our officers. In 2011, Towers Watson briefed the Committee on current trends and techniques in compensation practices. The Compensation Committee has determined that it will engage an independent compensation consultant to provide a competitive market analysis similar to that conducted by Towers Watson in 2010 every other year. For additional information regarding the competitive analysis performed by Towers Watson in 2010, see “Compensation Discussion and Analysis.”

Composition of Committee. The Compensation Committee is currently comprised of four members, each of whom is independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. Mr. Peirce (Chair), Mr. Meissner, Ms. Stanek and Mr. Sullivan are members of the Compensation Committee. Mr. Meissner joined the Compensation Committee in May 2011 following the Board’s consolidation of the Human Resources Committee into the Compensation Committee as discussed above. The Board expects to appoint a replacement for Mr. Peirce as Chair of the Compensation Committee during the first half of fiscal year 2012.

Compensation Committee Interlocks and Insider Participation. No member of the Board or the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Nominating and Corporate Governance Committee. The Board maintains a standing Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee include identifying and recommending to the Board qualified potential director nominees for election at each of our annual shareholders’ meetings and developing and recommending to the Board our governance principles.

The Nominating and Corporate Governance Committee is currently comprised of three members, each of whom is independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our web site at www.journalcommunications.com.

The Nominating and Corporate Governance Committee will consider candidates recommended by our shareholders for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in our Bylaws. In the case of nominees for election at an Annual Meeting, shareholders must send notice to our Secretary at our principal offices on or before December 31 of the year immediately preceding such Annual Meeting; provided, however, that if the date of the Annual Meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the Annual Meeting takes place. In the case of nominees for election at a special meeting, shareholders must send notice to our Secretary at our principal offices not earlier than 90 days prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting and (ii) the 10th day following the day on which public announcement is first made of the date of such special meeting. In either case, the notice must contain certain information specified in our Bylaws, including certain information about the shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended). All business to be conducted at a special meeting must have been described in the notice of meeting sent to shareholders pursuant to our Bylaws; as a result, nominations for directors at a special meeting may be made if the notice of such meeting includes the election of directors as an item of business to be conducted.

In its process to select director nominees, the charter directs the Nominating and Corporate Governance Committee to consider such criteria as skill set, experience, diversity, personal integrity and the ability to act on behalf of shareholders. The charter also directs the Nominating and Corporate Governance Committee to determine if the nominee satisfies the professional and governance standards established by the SEC and the New York Stock Exchange. In addition to these charter requirements, the Nominating and Corporate Governance Committee believes that our directors, including nominees for director, must meet certain minimum qualifications and possess certain qualities and skills. Specifically, the Nominating and Corporate Governance Committee believes that our directors and nominees must:

•	exhibit high standards of integrity, commitment and independent thought and judgment;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	have substantial senior management experience and/or financial expertise or other relevant experience and/or prior public company board experience;

•	possess a range of skills that will allow a Board member to provide sound guidance with respect to our operations and interests;

•

have the ability to dedicate sufficient time, energy and attention to ensure the diligent pursuit of his or her duties, including attending Board and committee meetings and reviewing all material in advance;

•	have the ability to discuss major issues and come to a reasonable conclusion;

•	have the capability to understand, effectively discuss and make appropriate judgments with respect to issues of importance to the Company;

•	be collegial while having the ability to be direct and unafraid to disagree on important issues;

•	have the ability to represent us effectively to the financial press, investment institutions and other constituencies if requested by the Board; and

•	either have direct business exposure to the publishing or broadcasting industry and/or be able to participate in direct learning experiences about our major businesses.

While the Nominating and Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select director nominees, the Committee does consider ethnic, racial and gender diversity, as well as diversity of skill set, industry and professional experience and viewpoint, as part of its overall evaluation of candidates for director nominees. The Committee considers these diversity criteria as a part of its evaluation of each candidate for director.

The Chairman and Chief Executive Officer maintains an active list of potential Board candidates. The list is presented on a regular basis to the Nominating and Corporate Governance Committee, no less often than annually. Members of the Board, the Chairman and Chief Executive Officer, and various advisors and other parties (including shareholders) may from time to time present suggestions concerning Board candidates. Candidates are considered for the Board based on the selection criteria that has been established by the Board. The Nominating and Corporate Governance Committee will evaluate nominees for director submitted by shareholders who comply with the previously described procedures for submitting such nominations in the same manner as it evaluates other nominees.

Executive Committee. The Board maintains a standing Executive Committee. The Executive Committee assists the Board in discharging its responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. The Executive Committee has such authority as may be delegated from time to time by the Board, and, in the intervals between meetings of the Board, can exercise the powers of the Board in directing the management of the business and affairs of the Company (except as limited by applicable law, regulation or listing standards). The Executive Committee is currently comprised of four members. The Board has adopted a written charter for the Executive Committee, a copy of which is available on our web site at www.journalcommunications.com.

DIRECTOR COMPENSATION

The following tables provide information about the compensation earned by our non-employee directors during 2011 and their equity holdings as of December 25, 2011.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
David J. Drury	53,500	51,200	—	104,700
David G. Meissner	45,500	51,200	—	96,700
Jonathan Newcomb	—	105,700	—	105,700
Roger D. Peirce	70,000	51,200	—	121,200
Ellen Siminoff	—	89,701	—	89,701
Mary Ellen Stanek	49,000	51,200	—	100,200
Owen Sullivan	44,500	51,200	—	95,700
Jeanette Tully	64,500	51,200	—	115,700

(1)	Except for Mr. Newcomb and Ms. Siminoff, who elected to take some or all their director compensation for 2011 in the form of stock awards, the amounts in this column reflect the sum of the basic annual retainer, committee retainer and meeting fees earned by each director as shown below:

Director	Role	Basic Annual Retainer ($)	Committee Retainer ($)	Meeting Fee ($)
Drury	Lead Director, Chair, Nominating Committee	30,000	10,000	13,500
Meissner	Director	30,000	—	15,500
Newcomb	Director	30,000	—	24,500
Peirce	Chair, Compensation Committee	30,000	7,500	32,500
Siminoff	Director	30,000	—	8,500
Stanek	Chair, Human Resources Committee	30,000	2,500	16,500
Sullivan	Director	30,000	—	14,500
Tully	Chair, Audit Committee	30,000	7,500	27,000

(2)	Reflects the grant date fair value of stock awards granted to our non-employee directors in 2011, which stock awards are described below. The fair value of these awards was determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation. The fair value of awards of unrestricted stock was determined by reference to the market price of the shares on the grant date.

The following table shows the shares of stock awarded to each director during 2011, and the aggregate grant date fair value for each award.

Director	Grant Date	All Stock Awards: Number of Shares of Stock (#)	Full Grant Date Fair Value of Award ($)
Drury	5/4/2011	10,000	51,200
Meissner	5/4/2011	10,000	51,200
Newcomb	2/8/2011	2,143	10,501
	5/4/2011	12,832	65,700
	7/12/2011	2,300	11,500
	10/11/2011	3,642	13,002
	12/14/2011	1,123	4,997
Peirce	5/4/2011	10,000	51,200
Siminoff	2/8/2011	1,837	9,001
	5/4/2011	11,758	60,200
	7/12/2011	1,800	9,000
	10/11/2011	2,801	10,000
	12/14/2011	337	1,500
Stanek	5/4/2011	10,000	51,200
Sullivan	5/4/2011	10,000	51,200
Tully	5/4/2011	10,000	51,200

As of December 25, 2011, there were no restrictions on shares held by any of our non-employee directors.

Annual Retainer. Our non-employee directors receive a base annual retainer of $30,000.

Committee Retainers. Mr. Drury received an additional $10,000 for his role as Lead Director and chair of the Nominating and Corporate Governance Committee. The chairs of the Audit and Compensation Committees received an additional annual retainer of $7,500, and Ms. Stanek received $2,500, which was a pro rata portion of the additional annual retainer paid to the chair of the Human Resources Committee prior to the Board’s consolidation of the Human Resources Committee into the Compensation Committee in May 2011.

Meeting Fees. In 2011, non-employee directors received $1,500 for each Board or committee meeting attended except for teleconference meetings where he or she received a $1,000 fee.

Stock Awards. Our non-employee directors receive shares of unrestricted stock at each Annual Meeting of Shareholders. Each of our non-employee directors received 10,000 shares as the annual grant for 2011.

Other. We reimburse directors for their reasonable travel expenses relating to attendance at Board or committee meetings.

Meeting Attendance. Board members are expected to attend all Board meetings and all annual and special meetings of our shareholders. All members of the Board were present at our 2011 Annual Meeting of Shareholders.

Stock Ownership Policy. In 2005, we established stock ownership guidelines for our directors and certain executive officers as a way to better align the financial interests of our directors and executive officers with those of our shareholders. Directors are required to own 25,000 shares of stock. Attainment of these ownership levels will be reviewed regularly by the Compensation Committee. Directors were required to meet the guidelines by 2010 or, for new directors, within five years of his or her start date. As of December 25, 2011, all of our directors had achieved his or her stock ownership requirements.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal provides our shareholders with the opportunity to cast a vote either for or against a non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. As discussed in the Compensation Discussion and Analysis beginning on page 26, we have designed our executive compensation program to attract and retain the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. Our program provides total compensation opportunities at levels that are competitive in our industries, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives, and closely aligns the interests of our executives with the interests of our shareholders.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 26 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 46, and cast a vote either for or against the following resolution:

“Resolved, that shareholders approve the compensation of the Company’s named executive officers as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of our shareholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the non-binding resolution to approve the compensation of the Company’s named executive officers must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote “for” or “against” the non-binding resolution and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING

RESOLUTION TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR

QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE 2007 OMNIBUS INCENTIVE PLAN

In order to preserve our ability to continue to grant fully tax-deductible performance-based awards under the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”), the material terms of the performance goals, including the list of permissible business criteria for performance objectives, under the plan must be approved by our shareholders no less often than every five years. We are asking for your re-approval of the material terms of the performance goals for qualified performance-based awards under the 2007 Plan. Shareholders are not being asked to approve any amendment to the 2007 Plan or to re-approve the 2007 Plan itself.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance based compensation.”

Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, stock units, performance shares and performance units that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation, so long as certain requirements, such as shareholder approval of the material terms of the performance goals, are met. While the Company’s shareholders previously approved the 2007 Plan and its material terms at the Company’s 2007 Annual Meeting, that approval satisfied the Section 162(m) requirements only through the Company’s 2012 Annual Meeting. Therefore, we are asking for your re-approval of the material terms of the performance goals under the 2007 Plan.

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2007 Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2007 Plan is discussed below.

Eligibility and Participation

The 2007 Plan permits the grant of incentive awards to employees, officers, and non-employee directors of the Company and its affiliates. As of the record date, the number of eligible participants was approximately 2,500. Based on compensation practices, the Company expects that a range of 20 to 200 individuals annually will receive awards under the 2007 Plan. The 2007 Plan is administered by the Company’s Compensation Committee.

Performance Objectives

The provisions of the 2007 Plan are intended to ensure that all options and stock appreciation rights granted thereunder will qualify for the performance-based exemption from Section 162(m). When granting any other award, the Compensation Committee may designate such award as a “qualified performance-based award” intended to qualify for the Section 162(m) exemption. If an award is so designated, the Compensation Committee must establish performance goals for such award within the time period prescribed by Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Operating margins

•	Dividend payments

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

•	Operating measures such as growth in circulation, television and radio ratings and market share

•	Internal measures such as achieving a diverse workforce

•	Growth in digital products or competencies

•	New product development.

Performance goals with respect to the above-listed business criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each qualified performance-based award (other than a market-priced option or stock appreciation right) will be earned, vested and payable, as applicable, only upon the achievement of performance goals established by the Compensation Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the committee may determine to be appropriate. However, the Compensation Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived, in whole or in part, upon the death or disability of the grantee or the occurrence of a change in control of the Company. Performance periods established by the Compensation Committee for any such qualified performance-based award may be as short as three months and may be any longer period.

The Compensation Committee may provide in any qualified performance-based award that any evaluation of performance may include or exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to covered employees, they will be prescribed in a form that meets the requirements of Section 162(m) for deductibility.

Any payment of a qualified performance-based award will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided above, no qualified performance-based award may be amended, nor may the Compensation Committee exercise any discretionary authority it may otherwise have under the 2007 Plan, in any manner to waive the achievement of the applicable performance goal based on qualified business criteria or to increase the amount payable pursuant to the performance goal or the value of the award, or otherwise in a manner that would cause the award to cease to qualify for the Section 162(m) exemption. However, the Compensation Committee has the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Limitations and Maximum Grants Under the 2007 Plan

Subject to certain anti-dilution adjustments, a total of 4,800,000 shares of the Company’s class A or class B common stock, have been reserved for issuance as awards under the 2007 Plan. The plan does not specify sub-limits as between the class A stock and class B stock that may be issued. No more than 4,800,000 shares may be issued upon the exercise of incentive stock options. To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued shares subject to the award will again be available for issuance pursuant to awards granted under the 2007 Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the 2007 Plan.

Shares issued under the 2007 Plan may be shares of original issuance, shares held in the Company’s treasury or shares that have been reacquired by the Company. The following grant limits apply under the 2007 Plan:

•	the maximum aggregate number of shares subject to options granted under the plan in any 12-month period to any one participant is 750,000.

•	the maximum number of shares subject to stock appreciation rights granted under the plan in any 12-month period to any one participant is 750,000.

•	the maximum aggregate number of shares underlying awards of restricted stock or restricted stock units under the plan in any 12-month period to any one participant is 750,000.

•	the maximum aggregate grant with respect to other stock-based awards under the plan in any 12-month period to any one participant is 750,000 shares.

•

the maximum aggregate amount that may be paid with respect to cash-based awards under the plan to any one participant in any fiscal year of the Company is 3% of the Company’s consolidated net earnings from continuing operations for such year as shown in the Company’s consolidated statements of earnings and filed with our Annual Report on Form 10-K.

These limits are subject to anti-dilution adjustments in the event of stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions, but may not otherwise be amended without shareholder approval.

Termination and Amendment

The Board or the Compensation Committee may amend or terminate the 2007 Plan, but without shareholder approval, no such amendment may (i) materially increase the benefits accruing to participants, (ii) increase the number of shares available under the plan, (iii) increase any of the limitations on individual grants under the plan, (iv) expand the types of awards that may be granted, (v) expand the class of participants eligible to participate in the plan, (v) extend the term of the plan, or (vi) or otherwise constitute a material amendment to the plan. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

General

The foregoing description addresses limited aspects of the 2007 Plan, primarily the material terms of the performance goals, including the list of permissible business criteria for performance objectives, that may apply to a grant of performance-based awards. This description is qualified in its entirety by the full text of the 2007 Plan, which is attached as Appendix A to this Proxy Statement. A copy of the 2007 Plan is also available on the Company’s website at www.journalcommunications.com. In addition, the 2007 Plan is available at the Securities and Exchange Commission’s website at www.sec.gov, where it is an exhibit to the electronic version of this Proxy Statement.

Vote Required

The affirmative vote of the holders of a majority of the shares of class A common stock, class B common stock and class C common stock, voting together as a single voting group, represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve this proposal. Any such shares not voted at the Annual Meeting with respect to this proposal (whether as a result of broker non-votes, abstentions or otherwise) will have no impact on the vote.

Board’s Recommendation

We believe that it is in the best interests of the Company and its shareholders to enable the Company to implement compensation arrangements that qualify as fully tax deductible performance-based compensation under the 2007 Plan. We are therefore asking you to re-approve, for Section 162(m) purposes, the material terms of the performance goals, including the list of permissible business criteria for performance objectives, for performance-based awards, as set forth above. However, shareholder approval of such material terms of the 2007 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the 2007 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the performance goals of the 2007 Plan for shareholder approval alone does not insure that all compensation paid under the 2007 Plan will qualify as tax deductible compensation. In addition, nothing in this proposal precludes the Company or the Compensation Committee from granting awards that do not qualify as tax deductible compensation pursuant to Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR

QUALIFIED PERFORMANCE-BASED AWARDS UNDER THE JOURNAL

COMMUNICATIONS, INC. 2007 OMNIBUS INCENTIVE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 30, 2012, as well as the effectiveness of our internal control over financial reporting as of December 30, 2012, and requests that our shareholders ratify the appointment. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.

Audit services provided by PricewaterhouseCoopers LLP in 2011 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 30, 2012, the number of votes cast in favor of ratification must exceed the number of votes cast in opposition to it. If a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote either “for” or “against” ratification, either because the broker elects not to exercise its discretionary authority to vote on the ratification or does not have authority to vote on the ratification (a “broker non-vote”), then such broker non-vote will not constitute a vote “for” or “against” ratification and will be disregarded in the calculation of votes cast. However, broker non-votes and abstentions will be counted as present in determining whether there is a quorum present at the Annual Meeting.

Proxies solicited by the Board will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 30, 2012 unless the shareholder has specified otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

Stock Ownership

The following table describes the beneficial ownership of our class A shares, class B shares and class C shares as of the record date held by (i) each of our directors and nominees and those of our currently serving executive officers who are named in the Summary Compensation Table below under “Executive Compensation—Summary Compensation Table”; (ii) all of our current directors and executive officers as a group; and (iii) each person or entity that we know beneficially owns more than 5% of any class of our common stock. We believe that all of the people and entities listed below have sole voting and investment power over the listed shares, except as we have indicated otherwise in the footnotes.

	Shares Beneficially Owned
	Class A Common Stock			Class B Common Stock(1)			Class C Common Stock(2)
Name of Beneficial Owners	Shares		%	Shares		%	Shares		%
Directors and Executive Officers
Steven J. Smith	100		*	1,394,257	(3)	19.6%	—		—
Andre J. Fernandez	2,500		*	244,225		3.5%	—		—
Elizabeth Brenner	1,767		*	392,355	(4)	5.6%	—		—
Andre J. Fernandez	2,500		*	244,225		3.4%	—		—
James P. Prather	—		—	27,609		*	—		—
Steven H. Wexler	—		—	64,160	(5)	*	—		—
David J. Drury	9,000		*	42,500		*	—		—
David G. Meissner	587,170	(6)	1.3%	559,393	(6)	7.9%	1,067,054	(6)	32.7%
Jonathan Newcomb	—		—	61,239		*	—		—
Roger D. Peirce	3,000		*	42,500		*	—		—
Ellen F. Siminoff	—		—	79,573		1.1%	—		—
Mary Ellen Stanek	7,000		*	42,500		*	—		—
Owen Sullivan	—		—	34,041		*	—		—
Jeanette Tully	—		—	42,500		*	—		—
All directors and executive officers as a group (18 persons)	623,755		1.4%	3,302,583		46.8%	1,067,054		32.7%

Other Holders
Gamco Asset Management Inc.(7)	7,230,308		16.5%	—		—	—		—
MSD Management, L.P.(8)	4,431,109		10.1%	—		—	—		—
BlackRock, Inc.(9)	2,340,979		5.3%	—		—	—		—
The Vanguard Group, Inc.(10)	2,275,365		5.2%	—		—	—		—
Troob Capital Management(11)	4,408,366		10.0%	—		—	—		—
LSV Asset Management(12)	2,193,200		5.0%	—		—	—		—
Matex Inc.(13)	—		—	—		—	1,523,259		46.7%
Judith Abert Meissner Marital Trust(14)	498,729		1.1%	466,915		6.6%	971,223		29.8%
Proteus Fund, Inc.(15)	—		—	—		—	360,000		11.0%

*	Denotes less than 1%

(1)	Each class B share is convertible at any time into one class A share.

(2)	Each class C share is convertible at any time into either (i) 0.248243 class A shares and 1.115727 class B shares, or (ii) 1.36397 class A shares.

(3)	Includes 637,000 shares of class B common stock that may be purchased upon the exercise of vested stock appreciation rights. These stock appreciation rights are stock-settled and, based on our stock price of $4.73 on the record date, Mr. Smith would not be entitled to purchase any shares of class B common stock upon exercise of the vested stock appreciation rights.

(4)	Includes 198,000 shares of class B common stock that may be purchased upon the exercise of vested stock appreciation rights. These stock appreciation rights are stock-settled and, based on our stock price of $4.73 on the record date, Ms. Brenner would not be entitled to purchase any shares of class B common stock upon exercise of the vested stock appreciation rights.

(5)	Includes 39,905 shares of class B common stock that Mr. Wexler has pledged as security.

(6)	Mr. Meissner’s stock ownership includes 587,170 shares of class A common stock, 466,914.633 shares of class B common stock and 1,067,054.315 shares of class C common stock beneficially owned through his position as trustee of the Judith Abert Meissner Marital Trust and trusts for the benefit of Mr. Meissner’s children.

(7)	The number of shares owned set forth in the table is as of or about June 9, 2011, as reported by Gamco Asset Management, Inc. et al (“Gamco”) in its Schedule 13D/A filed with the Securities and Exchange Commission on June 10, 2011. The address for this shareholder is One Corporate Center, Rye, NY 10580. Gamco has sole voting power with respect to 7,038,308 of these shares and sole dispositive power with respect to 7,230,308 of these shares.

(8)	The number of shares owned set forth in the table is as of or about December 31, 2011, as reported by MSD Management, L.P. et al (“MSD”) in its Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012. The address for this shareholder is 645 Fifth Avenue, 21st Floor, New York, NY 10022. MSD has shared voting and dispositive power with respect to 4,431,109 of these shares.

(9)

The number of shares owned set forth in the table is as of or about December 31, 2011, as reported by BlackRock, Inc. (“BlackRock”) in its Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012. The address for this shareholder is 40 East 52nd Street, New York, NY 10022. BlackRock has sole voting and dispositive power with respect to 2,340,979 of these shares.

(10)	The number of shares owned set forth in the table is as of or about December 31, 2011, as reported by The Vanguard Group, Inc. (“Vanguard”) in its Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2012. The address for this shareholder is 100 Vanguard Blvd. Malvern, PA 19355. Vanguard has sole dispositive power with respect to 2,225,312 of these shares and sole voting power with respect to 50,053 of these shares.

(11)	The number of shares owned set forth in the table is as of or about December 31, 2011, as reported by Troob Capital Management LLC (“Troob”) in its Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012. The address for this shareholder is 777 Westchester Avenue, Suite 203, White Plains, NY 10604. Troob has shared voting and dispositive power with respect to 4,408,366 of these shares.

(12)	The number of shares owned set forth in the table is as of or about December 31, 2009, as reported by LSV Asset Management (“LSV”) in its Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2010. The address for this shareholder is One N. Wacker Drive, Suite 4000, Chicago, IL 60606. LSV has sole voting power with respect to 2,193,200 of these shares and sole dispositive power with respect to 2,193,200 of these shares.

(13)	The address for this shareholder is c/o vonBriesen & Roper, S.C., 411 E. Wisconsin Avenue, Suite 700, Milwaukee, WI 53202. Matex Inc. is owned and controlled by Barbara Abert Tooman, an heir to Harry J. Grant, our former chairman.

(14)	The address for this shareholder is c/o vonBriesen & Roper, S.C., 411 E. Wisconsin Avenue, Suite 700, Milwaukee, WI 53202. David G. Meissner is a beneficiary and trustee of the Judith Abert Meissner Marital Trust; consequently, the shares held by this shareholder are also reflected in Mr. Meissner’s holdings.

(15)	The address for this shareholder is 101 University Drive, Suite A2, Amherst, MA 01002.

In Proposal 2, shareholders are invited to express their approval (or disapproval) of the compensation of the Company’s named executive officers as described in this Proxy Statement. In considering how to vote on Proposal 2 you should be guided by the following Compensation Discussion and Analysis, and the executive compensation tables and narrative disclosures contained under the heading “Executive Compensation.”

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions the Compensation Committee has made under those programs and policies with respect to our top executive officers, and the material factors the Committee considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading “Executive Compensation” you will find a series of tables and narrative disclosure containing specific data about the compensation earned in 2011 by the following individuals, whom we refer to as our named executive officers:

•	Steven J. Smith, our Chairman and Chief Executive Officer,

•	Andre J. Fernandez, our President and Chief Financial Officer,

•	Elizabeth Brenner, Chief Operating Officer of our publishing group and our Executive Vice President,

•	James P. Prather, Executive Vice President of our broadcast group and our Vice President, and

•	Steven H. Wexler, Executive Vice President of our broadcast group and our Vice President.

When we use the term “Committee” in this Compensation Discussion and Analysis we are referring to the Compensation Committee.

Executive Summary

Our Business. Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified local media company with operations in radio and television broadcasting, publishing and digital media. We own and operate 33 radio stations and 13 television stations in 12 states, and operate an additional television station under a local marketing agreement. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and community newspapers and shoppers in Wisconsin. Our digital media assets build on our strong broadcasting and publishing brands.

Our Strategy and Evolution of the Media Industry. As a local media company, we are committed to generating relevant, differentiated local content that provides value to our advertisers and the communities we serve. In 2011, we continued to be disciplined in our financial management, further aligning our cost structure with revenues in a changing business environment.

Because our businesses rely upon advertising revenue, they are subject to cyclical changes in the economy. In 2011, we faced continuing challenges as a result of uneven and incremental improvements in the economy. We also continued to seek new sources of core revenue in each of our businesses as we addressed on-going secular changes, especially in our publishing businesses. Publishing is particularly affected by the evolving transition to an increasingly digital future and we took steps to offer enhanced digital content and distribution, while continuing to address our cost structure.

In 2011, we delivered net earnings of $22.2 million on revenue of $356.8 million. Revenue fell by 5.3% in 2011. At our broadcasting businesses, the decline in revenue was primarily due to the absence of Olympic advertising revenue and decreases in political and issue and national advertising revenue. Political and issue advertising revenue is expected to be minimal in odd-numbered years. Our publishing businesses experienced a 6.5% decrease in revenue largely due to continued decreases in the retail, classified and national advertising categories, partially offset by an increase in commercial delivery revenue. Across our businesses, we remained disciplined on costs, and we used our cash to reduce our notes payable to banks by $33.3 million in 2011, ending the year at $41.3 million.

Reflective of our compensation philosophy that pay should be aligned with performance, the compensation of our named executive officers continued to be affected in 2011 by our financial results and stock price, both in the amount of cash compensation earned and the value of outstanding long-term equity awards. For example:

•

In 2009, our named executive officers received a 6% salary reduction along with other employees in our publishing and broadcasting businesses. These reduced salaries for our CEO and COO of our publishing businesses remained frozen for 2011, representing the third consecutive year that base salaries for these officers were not increased. Additionally, the annual bonus opportunity for the COO of our publishing business was intentionally reduced by 25% in 2011, a reduction which continues in 2012.

•	The average aggregate payout for fiscal 2011 annual bonuses for our named executive officers was approximately 90% of target.

•

All of the outstanding stock appreciation rights, or SARs, held by our named executive officers and others as of year-end 2011 remain significantly out-of-the-money and thus are not currently anticipated to deliver any value to their recipients.

•

For an 18-month period beginning July 1, 2009, we suspended benefit accruals in our tax-qualified and nonqualified pension plans for all active plan participants, including each of our named executive officers. Effective January 1, 2011, these freezes were made permanent.

•

The total compensation of our CEO, as reflected in the Summary Compensation Table on page 46 of this Proxy Statement, increased about 9% over 2010, even though his salary remained frozen and his annual incentive decreased by approximately 47% from 2010. This increase in reported total compensation is largely a reflection of the increase in pension value over 2011, due to a sharp decline in interest rates used in calculating the pension benefit and a change in the mortality assumption to reflect additional improvement in expected mortality. These external valuation assumptions are unrelated to company performance or to decisions made by the Compensation Committee in setting executive pay. Reported total compensation of our other named executive officers (other than Mr. Fernandez who does not participate in the pension plan) was similarly inflated by these external factors. Ignoring the changes in pension values in each year, Mr. Smith’s total compensation for 2011 decreased approximately 5% from 2010.

Relationship Between Company Performance and CEO Compensation. The following three charts illustrate the directional relationship between Company performance, based on two key financial measures, and our CEO’s compensation from 2009 through 2011. For the first chart, we selected Diluted Earnings per Share from Continuing Operations for our class A and class B common stock, because that was the primary financial performance component in our CEO’s annual incentive bonus plan for those years. For the second chart, Total Shareholder Return, or TSR, is calculated as the change, year over year, in the price of our class A common stock, assuming the reinvestment of all dividends from January 1, 2009 to December 31, 2011. This TSR graph assumes the investment of $100 in the Company’s class A common stock on December 31, 2008 and the reinvestment of all dividends since that date.

Total Direct Compensation, as depicted in the third chart above, represents our CEO’s base salary, short-term incentive and the grant-date fair value of equity awards for each of these three years. We chose Total Direct Compensation for this comparison, as opposed to total compensation, because it excludes disproportional changes in pension values, which are driven by external fluctuations in interest rates and mortality assumptions and are not related to company performance or annual executive pay decisions.

While there is no absolute tie between these financial metrics and our CEO’s aggregate compensation, these charts show a correlation of the trends under each metric and CEO pay over this particular three-year period.

The next chart illustrates our TSR over a five-year period as compared to changes in our CEO’s Total Direct Compensation over the same period. Similar to the TSR chart above, this TSR graph assumes the investment of $100 in the Company’s class A common stock on December 31, 2006 and shows what that investment would be worth on December 31, 2007—2011, assuming the reinvestment of all dividends. The precipitous drop in TSR in 2008 corresponded to the unpredicted market collapse at that time, and is reflected in a decline in CEO pay the following year. Since that time, the correlation of trends in pay to TSR has been more contemporaneous, as the above charts show. Note that the chart is intended to reveal whether pay and TSR trends are directionally aligned over a long period of time, and not to compare absolute values. Pay and TSR are measured conceptually differently and on different scales and different timeframes; pay is measured as a number of dollars delivered in a year, while TSR is measured as a percentage change over the course of a year.

Executive Compensation Practices. Our Compensation Committee is mindful of evolving practices in executive compensation and corporate governance. The table below highlights our current executive compensation practices—both the practices we believe drive performance and mitigate risk (left column) and the practices we have not implemented or eliminated because we do not believe they would serve our shareholders’ long-term interests (right column).

Our Executive Compensation Practices: (What We Do)	See page	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)	See page
We strive to provide a balanced pay opportunity for our executives, consisting of an appropriate mix of cash and equity, annual and longer-term incentives, and fixed and variable pay.	35
Our Compensation Committee makes all final compensation decisions regarding our named executive officers, with input from our CEO with regard to compensation for our named executive officers other than himself.	32	We do not have high pay opportunities relative to our peers. The Compensation Committee uses market information to test the reasonableness of its pay decisions, but does not target any element of pay at a particular level or quartile within a particular peer group.	33
Our Compensation Committee from time to time uses independent compensation consulting firms to provide advice and recommendations regarding executive compensation.	32	The Compensation Committee does not believe that the work of its compensation consultants has raised any conflict of interest.
Our Compensation Committee reviews tally sheets and considers internal pay equity when making compensation decisions.	34
Our annual bonus plan is performance-based and has appropriate caps on bonus payouts. The plan is designed to provide compensation that is fully deductible under Section 162(m) of the Internal Revenue Code.	36	We have no history or intention of changing performance metrics mid-cycle.
We encourage alignment of our executive officers’ interests with those of our shareholders through the award of long-term equity grants. For 2012, the Committee added a performance-based vesting component to the long-term incentive program.	39
Our named executive officers participate in the same welfare benefit programs at the same cost as other salaried employees. We provide only modest perquisites that have a sound benefit to the Company’s business.	41	We do not provide tax gross-ups for perquisites or other compensation. We do not provide extraordinary relocation benefits.
We have permanently frozen benefit accruals under our tax-qualified pension plan and nonqualified supplemental executive retirement plan.	40	We do not include the value of equity awards or other long-term incentive pay in pension calculations.

Our Executive Compensation Practices: (What We Do)	See page	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)	See page
Our CEO is the only employee who has an Employment Agreement. Only two of our other named executive officers (Mr. Fernandez and Ms. Brenner) have change in control agreements. These provide “double trigger” severance benefits in the event of involuntary termination following a change in control, in exchange for a two-year non-compete and non-solicitation agreement.	41,55	Mr. Smith voluntarily eliminated a “modified single trigger” that would have entitled him to resign following a change in control without “good reason” and receive severance benefits. His agreement now provides severance only in the event of his involuntary termination without cause or for good reason.	55
		We do not provide tax gross-up protection for change in control excise taxes.	41
Our current incentive plan provides “double-trigger” vesting for equity awards in the context of a change in control in which the award is assumed by the acquiring company.	41	The change in control definition contained in our equity incentive plans and change in control agreements is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.
Our equity incentive plans expressly prohibit repricing of options or SARs (directly or indirectly) without prior shareholder approval.		We have never repriced out-of-the-money options or SARs.
We maintain share ownership and retention guidelines for our most senior executive officers.	43
Our insider trading policy prohibits any employee or director from engaging in hedging activities involving Company stock.
We have designed our compensation program to avoid and mitigate undue risk, including utilizing caps on potential payments, clawback provisions, balanced time-horizons on incentive compensation, and annual risk assessments.	42	Upon assessment in 2011, our Compensation Committee concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.	45

Consideration of Last Year’s Advisory Shareholder Vote on Executive Compensation

At the annual meeting of shareholders on May 4, 2011, over 86% of the shares voted were voted in support of the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the 2011 Proxy Statement. The Compensation Committee appreciates and values the views of our shareholders. In considering the results of this initial advisory vote on executive compensation, the Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices enjoy strong shareholder support. As a result, the Committee decided to retain our general approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our shareholders.

As part of its on-going effort to enhance and refine our compensation program, the Committee has determined to grant at least 50% of the 2012 long-term incentive opportunity for our named executive officers in the form of three- year performance-based restricted stock units, to balance and complement the service-based restricted stock awards, which make up the remainder of the equity award value for 2012. The new restricted stock unit awards represent the right to earn shares of our class B common stock based on continued employment and the achievement of specified financial targets over the 2012 to 2014 fiscal year performance period. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our shareholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to page 8 for information about communicating with the Board.

Also at the Annual Meeting of shareholders on May 4, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on executive compensation, which is scheduled to occur at our 2017 Annual Meeting.

Objectives of Our Compensation Program

To best meet the challenges of running a business of our diversity and scope, we have designed our executive compensation program, under the direction of the Compensation Committee, to attract and retain the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. In order to do this effectively, our program must:

•	provide total compensation opportunities at levels that are competitive in our industries,

•	tie a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives, and

•	closely align the interests of our executives with the interests of our shareholders.

Role of the Compensation Committee

The Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our executive officers. Each of the four members of our Compensation Committee is independent as that term is defined in the listing standards of the New York Stock Exchange and the director independence standards adopted by our Board. Their independence from management allows the Compensation Committee members to apply independent judgment when designing our compensation program and in making pay decisions.

To assist in evaluating our compensation practices, the Compensation Committee from time to time uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy. In 2010, the Compensation Committee engaged Towers Watson to provide competitive analysis of compensation levels for selected officers and to review the prevalence of various retirement programs among our peer companies. Specifically, Towers Watson conducted a competitive market assessment of the compensation levels of eight officers, including each of our named executive officers, compared to Towers Watson’s 2010 Media Industry Executive Study* and a media industry proxy peer group assembled by Towers Watson consisting of the following companies:**

A.H. Belo Corporation	Media General, Inc.
Belo Corp.	Meredith Corporation
Entercom Communications Corp.	Nexstar Broadcasting, Inc.
Gannett Company, Inc.	Sinclair Television Group, Inc.
Gray Television, Inc.	The E. W. Scripps Company
Lee Enterprises Inc.	The McClatchy Company
LIN TV Corp.

*The 2010 Media Industry Executive Study was size-adjusted for our Company, based on our revenue for 2009, and also included companies with revenues of less than $1 billion.

**The media industry proxy peer group was assembled by Towers Watson as a subset of our 2008 proxy peer group, based on similarities of lines of business in their portfolios. The median revenue of this media industry proxy peer group in 2009 was $656 million. Our revenue in 2009 of $434 million placed us between the 25th percentile and the median of the group.

Although comparisons varied by individual, in the aggregate Towers Watson found, based on its 2010 analysis, that both our target and actual total direct compensation (base salary, annual bonus and long-term incentives) for the positions reviewed was generally positioned significantly (more than 15%) below the median when compared to both the media survey data and the peer group proxy data, with our target levels being generally more competitive than our actual payouts. This was primarily a result of below-target or no payout under our 2009 annual bonus plan.

Also in 2010, to further test the competitive positioning of our compensation levels, at the request of the Compensation Committee, Towers Watson focused on a smaller subset of the above proxy peer group, consisting of the five companies that most closely align with Journal’s scope, complexity and industry position (Belo Corp., LIN TV Corp., Media General, Inc., Sinclair Television Group, Inc. and The E. W. Scripps Company). Towers Watson observed that our compensation levels were more competitive compared to the smaller select peer group, though still under peer levels for base salary, target and actual total cash compensation and target and actual total direct compensation. This was partially due to the select peers offering moderately lower base salaries, and correspondingly lower bonus opportunities, than the other peer companies reviewed. However, because of the small sample size of the select peer group (five companies), Towers Watson concluded that observing these comparators over time would likely yield significant fluctuations in response to changes at only one or two companies.

In 2011, Towers Watson briefed the Compensation Committee on current trends and techniques in compensation practices and facilitated access to current proxy data of the smaller subset proxy peer group studied in 2010. The Compensation Committee has determined it will engage an independent compensation consultant every other year to provide a competitive market analysis similar to that conducted by Towers Watson in 2010. The Committee uses the market information to test the reasonableness of the compensation decisions we make, but does not target any element of our executive compensation package at a particular level or quartile within a particular peer group.

Elements of Our Compensation Program

The key elements of compensation for our named executive officers are base salary, annual cash incentive awards and long-term incentives, such as equity awards that vest over several years. These pay components are based on an annual performance review and our performance against pre-established financial targets. Retirement benefit accruals and perquisites or other fringe benefits make up only a minor portion of the total annual compensation opportunity. For certain of our executive officers, we provide a substantial portion of the total annual compensation opportunity in equity-based awards. Stock ownership is the simplest, most direct way to align our executive officers’ interests with those of our shareholders. The vesting and other design features of these awards, together with our stock ownership guidelines, encourage long-term stock ownership by our executive officers to further motivate them to create long-term shareholder value. We also provide change in control protection for certain of our named executive officers, and severance protection for our Chairman and Chief Executive Officer as discussed later in this Compensation Discussion and Analysis.

When making compensation decisions, the Compensation Committee analyzes tally sheets prepared annually by our finance department for each of the named executive officers. Each of these tally sheets presents the dollar amount of each component of the named executive officer’s compensation, including current cash compensation (base salary and, if applicable, bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets reflect the annual compensation for the named executive officers (both target and actual), as well as the potential payments under selected performance scenarios. Separate tally sheets show, for each named executive officer, the potential payments upon termination of employment and change in control scenarios.

With regard to the performance scenarios, the tally sheets demonstrate the amounts of compensation that would be payable under minimum, target and maximum payouts under our annual cash incentive compensation plan. For the value of termination of employment and change in control payments, the amounts are determined under each of the potential termination or change in control scenarios that are contemplated in the named executive officers’ agreements and under our equity compensation plan. The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our named executive officers, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation.

In its review of tally sheets in 2011, the Compensation Committee determined that all of these elements in the aggregate provide a reasonable and competitive compensation opportunity for each executive and that each element contributes to our overall compensation objectives discussed above. For 2012, the Committee added a performance-based vesting component to the long-term incentive program, as discussed later under “Analysis of 2011 Compensation Decisions and Significant Changes for 2012—Long Term Incentives.”

Mix of Total Direct Compensation

Because executive officers are in a position to directly influence our overall performance, we deliver a significant portion of their compensation in the form of performance-dependent, short- and long-term incentive programs, including equity awards the value of which is dependent on financial performance as reflected in our stock price. The level of performance-dependent pay varies for each executive based on level of responsibility and internal equity considerations. Only a small portion of our officers’ total compensation is paid in a form other than current cash or equity-based incentives. The bulk of such other compensation is provided through retirement plans, including our 401(k) plan and pension plan. Perquisites and other types of non-cash benefits are used on a limited basis and represent only a small portion of total compensation for our executives.

The Compensation Committee, with the assistance of management and outside consultants, designs, administers and assesses the effectiveness of each element of our compensation program against the market and our overall compensation philosophy as discussed earlier in this Compensation Discussion and Analysis. The table below describes each element and its link to our compensation objectives.

	Retain executive talent	Reward individual performance and contribution to achieving business goals	Reward long- term performance in alignment with shareholders interest
Base Salary	X
Annual Incentive Plan	X	X
SARs and Restricted Stock	X	X	X
Other Compensation and Benefit Programs	X

Allocation of Total Direct Compensation

Each year, the Compensation Committee conducts a review of the relative mix of our compensation components. Specifically, the Committee reviews the total direct compensation opportunity (i.e., the sum of salary, target annual and target long-term incentives) in the following categories:

•	fixed versus variable,

•	short-term versus long-term, and

•	cash versus equity-based.

We believe that a significant portion of our executives’ compensation should be at risk, and that risk should increase with the executive’s level of responsibility. For example, in 2011, Mr. Smith’s compensation mix had the highest concentration in combined annual bonus opportunity and long-term incentives. We also attempt to balance the short- and long-term focus of certain executives and to align their interests with our shareholders by providing a meaningful portion of their compensation in the form of equity. For other executives, their primary responsibility is to drive the daily operating performance of the business and, therefore, their compensation mix is primarily short-term and cash-based.

The allocations that applied with respect to fiscal year 2011 appear in the chart below.

	2011 Total Direct Compensation (1) Mix (Base Salary, Annual Cash Incentives and Long-Term Equity Incentive)
	% of Total Compensation that is:		% of Total Compensation that is:		% of Total Compensation that is:
	“Variable”	“Fixed”	Short- Term	Long- Term	Cash- Based	Equity- Based
Steven J. Smith	54%	46%	64%	36%	64%	36%
Andre J. Fernandez	46%	54%	72%	28%	72%	28%
Elizabeth Brenner	41%	59%	72%	28%	72%	28%
James P. Prather	35%	65%	84%	16%	84%	16%
Steven Wexler	35%	65%	83%	17%	83%	17%

(1)	Total direct compensation consists of base salary, target annual incentive bonus and grant-date value of long-term incentive awards.

Analysis of 2011 Compensation Decisions and Significant Changes for 2012

Base Salary

The Compensation Committee sets the base salary levels for our named executive officers based on a variety of factors, including market salary information, the executive’s experience, geographic factors, and internal equity considerations. These decisions are based on the value of the position to our business strategies as well as on the individual executive holding the position. The Committee reviews the base salaries of our executive officers every year and whenever an officer is promoted. For 2011, the Committee elected to again freeze the base salaries for our CEO and the COO of our publishing businesses, representing the third consecutive year that base salaries for these officers were not increased. Following a 6% salary reduction in 2009 and no increases in 2010, consideration for annual merit increases for our other named executive officers resumed in 2011. Mr. Fernandez’ base salary was increased by slightly over 9%, representing a combination merit increase and market-based adjustment. Mr. Prather received a 3% merit increase, and Mr. Wexler’s 2011 salary increased slightly over 6%, reflecting a market-based adjustment and merit increase.

Annual Incentives

The purpose of the annual bonus plan is to reward participants for achieving pre-established one-year financial goals and a high level of individual performance that supports our annual business objectives. Providing a performance-based annual bonus opportunity helps officers and managers achieve their respective business plans for the year by keeping them focused on how their day-to-day decisions affect the achievement of short-term financial targets and provides incentives to maximize their personal contributions to our success. The annual bonus plan encourages and reinforces teamwork as well as individual contributions towards our stated business goals.

The Annual Management Incentive Plan is a subplan of the 2007 Omnibus Incentive Plan, and is designed to allow annual incentive awards that are fully deductible by us under Section 162(m) of the Internal Revenue Code (which we refer to as the Code). Under this annual bonus plan, the threshold performance goal for each plan year is that we achieve positive consolidated net earnings from continuing operations for such year, as reflected in our consolidated statements of earnings and filed with our Annual Report on Form 10-K for such fiscal year (which we refer to as Threshold Earnings Performance). In any year in which the Threshold Earnings Performance is achieved, the plan establishes an individual award limit for each participant which will be that person’s award unless the Compensation Committee uses its discretion to pay a lesser amount, which it is expected to do. To guide it in exercising such discretion, the Compensation Committee establishes intermediate performance goals and their respective weightings, and intermediate incentive opportunity ranges, as it deems appropriate to encourage and reward particular areas of performance, whether at the corporate, business unit or individual level.

In March 2011, the Compensation Committee designated participants in the annual bonus plan for 2011, which included each of our named executive officers. For 2011, participants in the annual incentive plan were eligible to earn a cash bonus if a minimum financial performance goal was achieved, and a higher cash bonus if a target or maximum financial performance goal was achieved. The Compensation Committee also approved the potential bonus range for each named executive officer, based on the achievement of these financial goals (weighted at 80%) and individual performance (weighted at 20%).

The threshold, target, maximum and actual annual cash bonuses for our named executive officers in 2011, expressed as a percentage of base salary, were as follows:

Name	Threshold* (% of base salary)	Target* (% of base salary)	Maximum* (% of base salary)	Actual (% of base salary)
Steven J. Smith	17.2%	38.5%	65%	34.2%
Andre Fernandez	15.2%	33.5%	55%	29.6%
Elizabeth Brenner	9.0%	20.5%	40%	20.8%
James P. Prather	13.4%	28.5%	45%	22.1%
Steven H. Wexler	13.4%	28.5%	45%	28.8%

* Threshold percentages shown above assume threshold performance under the financial performance component, and no payout under the individual performance component, of the plan. Target percentages assume target performance under the financial component and 50% payout under the individual performance component. Maximum percentages shown in the table assume full payout under both the financial and individual performance components.

Financial Performance. The financial component of the 2011 bonus opportunities for Messrs. Smith and Fernandez, whose duties were focused at the corporate level, was based on our diluted earnings per share from continuing operations. The Committee relies on this financial measure to align corporate executives’ actions with market expectations and encourage growth in shareholder value. In addition, to more closely link the bonus opportunity with our strategic objective of growing broadcast market revenue share, the financial component of Mr. Smith’s and Mr. Fernandez’s 2011 bonus opportunities was subject to a 12.5% reduction, at the discretion of the Compensation Committee, if aggregate broadcast market share was not maintained or increased.

The financial component of the 2011 annual bonus opportunities for Messrs. Prather and Wexler and Ms. Brenner took into account their divisional responsibilities, and was based primarily on the operating earnings targets for our broadcast business and our publishing businesses, respectively. We selected operating earnings as a performance metric because it translates easily to operating earnings margin, which is a key measure we use when we communicate to our investors, analysts and management teams. Ten percent (10%) of the total bonus opportunity for Messrs. Prather and Wexler and Ms. Brenner was based on company-wide diluted earnings per share from continuing operations. Seventy percent (70%) of Ms. Brenner’s total bonus opportunity was based on operating earnings targets for our publishing business. Seventy percent (70%) of Mr. Prather’s and Mr. Wexler’s total bonus opportunity was further broken down based on the achievement of operating earnings targets for the primary broadcast markets directly managed by him (30%), for the other broadcast markets overseen by him (30%) and for broadcasting overall (10%).

To more closely link the bonus opportunity with our strategic objective of growing broadcast market revenue share, the financial component of Mr. Prather’s and Mr. Wexler’s 2011 bonus opportunity was subject to reduction, in the discretion of the Compensation Committee, if the revenue share for the markets overseen by them was not maintained or increased. More specifically, if the primary market directly managed by such officer did not maintain or increase its revenue share, the Compensation Committee had the discretion to reduce that portion of his award by 33%. If the other markets overseen by such officer did not in the aggregate maintain or increase revenue share, the Compensation Committee had the discretion to reduce that portion of his award by 33%. And if the overall broadcasting revenue share was not maintained or increased, the Compensation Committee had the discretion to reduce that portion of such officer’s award by 25%.

The Committee exercised its discretion to reduce each of the named executive officer’s award for financial performance (except for Ms. Brenner’s award because she is not involved in our broadcasting business) since applicable broadcasting revenue share goals were not achieved.

In setting the specific business unit financial performance targets for the annual bonus plan, the Committee considers the profit plans approved for our various business segments. Each of our businesses develops a detailed profit plan in advance of each fiscal year using a “bottom-up” approach. The proposed plan for each business is presented to and reviewed by our corporate senior management team, challenged and revised, and then presented to the Board for approval. To reflect the evolving business environment for the media industry, in which particular business segments are experiencing a declining revenue environment and, in the case of our television business, the every other year cycle for political, issue and Olympics revenue, the Committee designs our bonus plan to encourage performance that would help us minimize the declines, even in cases where target profit plan performance was not achieved.

The following table shows the 2011 performance goals for each named executive officer, expressed as a percentage of his or her 2011 total bonus opportunity.

	Diluted EPS from Continuing Operations	Publishing Group Earnings	Broadcast Group Earnings	Primary Broadcast Market Earnings (1)	Other Broadcast Market Earnings	Individual Performance
Smith	80%	—	—	—	—	20%
Fernandez	80%	—	—	—	—	20%
Brenner	10%	70%	—	—	—	20%
Prather	10%	—	10%	30%	30%	20%
Wexler	10%	—	10%	30%	30%	20%

(1)	Las Vegas market for Mr. Prather and Milwaukee market for Mr. Wexler.

The following table shows the threshold, target, maximum and actual performance levels for each financial component of the 2011 bonus opportunities for our named executive officers. These targets are used in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations of our future results or other guidance. Investors should not apply these targets in any other context.

Financial Measure	Threshold	Target	Maximum*	Actual
Diluted EPS from Continuing Operations (1)	$0.35	$0.42	$0.47	$0.39
Broadcast Group Consolidated Operating Earnings (2)	$28,100,000	$33,100,000	$38,000,000	$31,879,868
Broadcast Group Prather Markets Operating Earnings (3)	$8,150,000	$9,900,000	$13,000,000	$7,942,903
Broadcast Group Wexler Markets Operating Earnings (3)	$22,400,000	$26,100,000	$30,350,000	$27,904,296
Publishing Group Operating Earnings (4)	$15,200,000	$19,000,000	$22,800,000	$17,554,825

*	Performance at or above the maximum level results in a maximum-level payout with respect to the financial performance component.

(1)	Adjusted for workforce reduction charges and broadcast license impairment.

(2)	Includes a full allocation of company-wide and broadcast corporate expenses, and adjusted for broadcast license impairment charges.

(3)	Excludes any allocation of company-wide or broadcast corporate expenses and broadcast license impairment charges.

(4)	Includes a full allocation of corporate expenses and adjusted for workforce reduction charges.

Individual Performance. As discussed above, the bonus opportunities for each of our named executive officers were based 20% on an assessment of individual performance. The individual performance measures are subjective and relate to each executive’s goals and objectives for the year. Our CEO’s performance was assessed by the Compensation Committee with input from the full Board. Our CEO recommended the assessment of each of our other named executive officers, which was then reviewed by the Compensation Committee.

Messrs. Smith and Fernandez and Ms. Brenner each were awarded 90% of the individual component of their 2011 annual bonus opportunity by the Compensation Committee. Mr. Prather was awarded 100% and Mr. Wexler 67%.

In making the award determinations, the Committee noted Mr. Smith’s leadership in organizational development activities including reorganization and centralization of our human resources functions, succession planning, digital staffing, and organizational alignment. The Committee also considered Mr. Smith’s efforts to secure a new network affiliation for one of our television stations and his leadership of business development initiatives.

For Mr. Fernandez, the Committee recognized his leadership of centralization and controllership activities in our finance organization; organizational development; and strategic planning.

Ms. Brenner’s award took into account her accomplishments in developing new and enhanced digital products; growth in digital page views for JSonline; total market coverage product enhancements; growth in commercial print and delivery revenues; and divestiture of our Florida community publishing businesses.

Mr. Prather’s award recognized his work on leadership development for the broadcast markets he manages; reorganization of a station’s sales structure; and a growth initiative for Las Vegas.

Mr. Wexler’s award recognized his leadership of digital product enhancements and his work on leadership development for the broadcast markets he manages.

Long-Term Incentives

Incentive compensation that rewards performance over more than a one-year period is an important element in our overall compensation program because it focuses our executives’ attention on the long-term prospects of our businesses, aligns their vision with those of our shareholders, and provides an appropriate balance to the more immediate focus on annual financial and non-financial goals that our annual bonus plan provides. Prior to 2009, we provided long-term incentive compensation opportunities to certain of our named executive officers in the form of stock-settled SARs subject to annual pro rata vesting over a 3-year period. The majority (approximately 80% in terms of aggregate grant-date value) of these stock-settled SARs have a fixed base value equal to the fair market value of our class A common stock on the grant date and the remainder of such stock-settled SARs have an escalating base value that increases each year over the life of the award. However, as of the end of 2009, 2010 and 2011, all of the SARs held by our named executive officers were significantly out-of-the-money, which means that they will have no value unless and until our stock price rises dramatically. SARs that are deeply out-of-the-money provide very weak, if any, incentive or retention value.

Accordingly, due to the need to retain key talent through current media industry and macro-economic challenges affecting our businesses, and the depressed value of our stock at such time, the Compensation Committee elected to make 100% of the long-term incentive grants in 2009, 2010 and 2011 in the form of restricted stock awards subject to annual pro rata vesting over a 3-year period. Restricted stock tends to have strong retention value for employees and requires fewer shares to deliver comparable grant value as SARs. More information regarding the long-term incentives granted to our named executive officers during 2011 can be found in the Grants of Plan-Based Award table and the Outstanding Equity Awards at Fiscal-Year End 2011 table.

For 2012, the Compensation Committee added a performance-based vesting component to the long-term incentive program for our named executive officers, to balance and complement the service-based restricted stock awards. The new restricted stock unit awards, which represent at least 50% of the 2012 equity grant for our named executive officers, represent the right to earn shares of our class B common stock based on continued employment and the achievement of specified financial targets over the 2012 to 2014 fiscal year performance period.

Retirement Benefits

Our named executive officers are, or have been, eligible to participate in the following retirement plans:

•	a tax-qualified 401(k) plan,

•	a tax-qualified pension plan (Mr. Fernandez was not eligible for this plan),

•	a nonqualified supplemental benefit plan, and

•	a nonqualified deferred compensation plan.

Collectively, these plans were designed to facilitate retention and encourage our employees to accumulate assets for retirement. The 401(k) plan is a tax-qualified defined contribution benefit plan covering substantially all our employees. The plan allows employees to defer up to 50% of their eligible wages, up to the IRS limit, on a pre-tax basis. In addition, employees can contribute up to 50% of their eligible wages after taxes, subject to a maximum combined total contribution of 50% of eligible wages. Until February 2009, when the Company suspended the matching contribution as an expense reduction measure, each employee who elected to participate was eligible to receive Company matching contributions of $0.50 for each dollar contributed by the participant, up to 2.5% of eligible wages as defined by the plan. Effective January 1, 2011, the Company reinstated and enhanced its matching contribution, such that the match is $0.50 on each dollar contributed by the participant, up to 7% of eligible wages. The maximum match is 3.5% of eligible wages.

We previously made additional annual employer contributions into the 401(k) plan on behalf of certain employees not covered by the tax-qualified pension plan and for those employees who elected to freeze their pension plan benefits. As an expense reduction measure, we suspended such annual employer contributions, as well as benefit accruals in our qualified pension plan and our non-qualified supplemental benefit plan, for all plan participants for an 18-month period, beginning July 1, 2009. Effective January 1, 2011, the annual employer contribution is no longer a component of the 401(k) plan and benefit accruals in our qualified pension plan and our non-qualified supplemental benefit plan have been permanently frozen. Mr. Fernandez only became eligible after the additional annual employer contribution was suspended.

A description of the tax-qualified pension plan and both of the nonqualified plans, the benefits of our named executive officers under those plans, and the terms of their participation can be found in the Pension Benefits and Nonqualified Deferred Compensation tables and the discussion following those tables.

Other Benefits and Perquisites

Our named executive officers participate in various health, life, and disability programs that are generally made available to all employees. The only perquisite that we make available to certain of our named executive officers that we do not extend to all employees is membership in one or two social clubs of the executive’s choosing. While our executives are allowed personal use of such club memberships, they are encouraged to and do consistently use such membership for business entertainment purposes. The cost to us of these club memberships for each of our named executive officers is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Termination and Change in Control Arrangements

Severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for Mr. Smith in his employment agreement and in change in control agreements with three other executive officers, including Mr. Fernandez and Ms. Brenner. Tax gross ups are not provided in any of our change in control agreements. Messrs. Prather and Wexler do not have change in control agreements. Detailed information regarding these agreements and the benefits they provide is included in the paragraphs following the Summary Compensation Table and under “Potential Payments Upon Termination of Employment or Change in Control” on pages 55-58.

The Compensation Committee evaluates the level of severance benefits to each such officer on a case-by-case basis and, in general, considers these severance protections an important part of our executives’ compensation and consistent with competitive practices.

Many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with us during such a critically important but personally uncertain time, we provide severance benefits under the change in control agreements if the executive’s employment is terminated by us without cause or by the executive for “good reason” in connection with a change in control. A termination by the executive for “good reason” is designed to be conceptually the same as a termination by us without cause or, in effect, a “constructive termination.” In the context of a change in control, potential acquirors might otherwise have an incentive to induce an executive’s resignation through a material diminution in his or her position, authority, duties, responsibilities or compensation, to avoid paying severance. Therefore, the Committee believes it is appropriate to provide severance benefits in these circumstances as well as for direct termination without cause.

Awards granted under our 2003 Equity Incentive Plan vest automatically upon the occurrence of a change in control. While such a “single-trigger” approach to equity awards was not uncommon market practice at the time, after consideration of this approach, the Compensation Committee modified this treatment in our 2007 Omnibus Incentive Plan, so that the effect of a change in control on incentive awards granted under the newer plan depends upon whether the award is assumed by the acquiring company. If awards are not assumed by the acquiring company, the awards will vest and payout upon the change in control. For example, in the case of performance-based incentive awards, it may be difficult to translate the existing goals and performance metrics to the acquiring company’s environment, and the parties to the transaction may decide to vest and payout those incentive awards at the time of the transaction. On the other hand, if awards are assumed by the acquiring company and equitably converted in connection with the transaction (as is often the case with service-based equity awards), then the awards will vest and payout only if the participant’s employment is involuntarily or constructively terminated within two years after the change in control. We believe this structure is fair to employees whose jobs are in fact terminated in the transaction, without providing a windfall to those who continue to enjoy employment with the acquiring company following the change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn the remainder of their incentive awards. All awards granted under our 2003 Equity Incentive Plan have already vested and therefore would not be affected by that plan’s single-trigger change in control provision.

Management of Compensation-Related Risk

The Compensation Committee has designed our compensation programs to avoid excessive risk-taking. The following are some of the features that are designed to help us appropriately manage compensation-related business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures, including financial and individual performance;

•	Fixed maximum award levels for performance-based awards;

•

An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve our business plan and create an alignment with long-term shareholder interests;

•	A compensation recoupment policy, as described below;

•	Stock ownership and retention guidelines applicable to senior executive officers, as described below; and

•	Equity grant procedures, as described below.

Compensation Recoupment Policy. Pursuant to the Sarbanes-Oxley Act, if we are required, as a result of misconduct, to restate our financial results due to material noncompliance with financial reporting requirements under U.S. securities laws, we must recover from our CEO and CFO any bonus or other incentive-based or equity-based compensation paid to that executive officer (including profits realized from the sale of our securities) during the 12 months after the first issuance or filing of the noncompliant financial information. In addition, we voluntarily adopted a compensation recoupment policy effective January 1, 2011 that complies with the general parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). In the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. When the Securities and Exchange Commission issues final regulations implementing the compensation recoupment provisions of the Dodd-Frank Act, we will amend our policy to conform with those regulations, as necessary.

A copy of the Company’s Compensation Recoupment Policy can be found on the Corporate Governance section of the Company’s website at www.journalcommunications.com.

Stock Ownership and Retention Guidelines. The Company’s senior executive officers are required to hold a meaningful amount of Company stock throughout their tenures in their executive positions. This program assists in focusing executives on long-term success and shareholder value.

Title	Number of Shares	Approximate Multiple of Base Salary, based on year-end stock price
Chairman and CEO	175,000	1.08
President and CFO	75,000	0.88
Executive Vice President and COO Publishing	75,000	0.79
Senior Vice President and General Counsel	25,000	0.39

Equity awards granted to these officers may be used to satisfy their stock ownership requirements; however stock options and SARs do not count toward ownership guidelines until after exercise. Those subject to stock ownership guidelines were expected to meet the guidelines by 2010 or, for new hires, within five years of their hire date. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the ownership guidelines. As of December 25, 2011, each of our named executive officers who were subject to our stock ownership guidelines had met his or her ownership requirements.

To facilitate Company share ownership, we also maintain an Employee Stock Purchase Plan, under which all of our employees, including our named executive officers, are permitted on or about each June 30 and December 31 to purchase through accumulated payroll deductions shares of our class B common stock at a 10% discount to the closing price of our class A common stock on the New York Stock Exchange on the purchase date. Messrs. Smith and Fernandez and Ms. Brenner are current participants in our Employee Stock Purchase Plan.

Equity Grant Practices. The Board maintains an internal policy on administration and accounting for equity awards. This policy provides, among other things, that merit-based equity awards may be approved at any regularly scheduled meeting of the Compensation Committee. It is the intention of the Committee to make merit-based awards at its regularly scheduled meeting in January or February of each year, with the grant date for such awards on the third trading day after the release of our year-end earnings for the prior year. We would expect our stock price at that time to reflect the market’s reaction to the recent release of our financial information. The equity grant policy provides that grants may be approved at any regularly scheduled meeting even if the Compensation Committee in fact is aware of material non-public information at that time. By adhering to this normal schedule for grants, the Compensation Committee would not be influenced by whether the non-public information it may have would likely result in an increase or decrease in our stock price. The equity grant policy also provides that any equity grants that are not merit-based awards (such as grants to newly hired or promoted employees or other off-cycle awards or discretionary grants) will be made on the later of (a) approval of such grant by the Compensation Committee or (b) the first business day of the month following the triggering event, unless the Compensation Committee specifies a different grant date, which is on or after the approval date. The Committee made off-cycle awards of restricted stock in December 2009 and 2010 to facilitate retention of key employees in times of economic uncertainty and to recognize special achievements, but such special-purpose awards are not intended to change the normal schedule for merit-based equity awards. By regulating the timing of equity grants, the Committee intends to eliminate any perception that grant dates might be timed to take advantage of a favorable stock price. On December 15, 2010, the Board approved an amendment and restatement of the Company’s equity grant policy to provide that (i) dividend equivalents, if any, awarded with respect to any performance shares or performance-contingent restricted stock units will be accrued by the Company during the restricted period and paid to the holder thereof only if and when the related underlying awards vest and become non-forfeitable, and (ii) unless the Compensation Committee provides otherwise, any dividends paid with respect to time-based restricted stock awards will be accrued during the restricted period and paid to the holder only if and to the extent that the award vests.

Tax and Accounting Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our named executive officers other than the Chief Financial Officer. However, compensation that qualifies for the performance-based compensation exemption from Section 162(m) is fully deductible by us, without regard to the limits of Section 162(m).

Provided that our shareholders approve Proposal 3 in this Proxy Statement at the 2012 Annual Meeting, the 2007 Omnibus Incentive Plan will continue to allow the Compensation Committee to grant incentive awards that will qualify for the performance-based compensation exemption from Section 162(m), such as the SARs that we have in prior years granted as part of our compensation program and the Annual Management Incentive Plan, which is a subplan of the 2007 Omnibus Incentive Plan. However, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. For example, the service-based restricted stock awards that we granted in 2009—2012 are not eligible for the performance-based compensation exemption.

Accounting treatment of equity awards, though a consideration, does not have a material effect on our selection of forms of compensation. However, when approving the terms and conditions of equity awards, the Committee takes into consideration the effect on accounting cost associated with various design features, such as whether they are to be settled in stock or cash, the length of vesting periods and the overall term of the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board oversees the compensation program of Journal Communications, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the above Compensation Discussion and Analysis. In reliance on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2011, each of which has been, or will be, filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Compensation Committee:

Roger D. Peirce, Chairman

David G. Meissner

Mary Ellen Stanek

Owen Sullivan

Compensation Risk Assessment

The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Company or the investments of our shareholders. Specifically, based on discussions with management at its October 2011 meeting, the Board made an assessment of the Company’s primary business risks. The Compensation Committee considered these identified risks and the impact of the Company’s compensation programs on business risk. The Compensation Committee considered compensation programs that apply to employees at all levels, including, but not limited to, sales compensation programs (and related payback requirements for revenues not collected), special sales incentive programs, on-air talent incentives tied to ratings, management incentives, the absence of incentives related to pension or other benefit plan investment performance, and the absence of incentives for inappropriate competitive practices or other risks. The Compensation Committee concluded that the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid to or earned by our named executive officers for the fiscal years ended December 25, 2011, December 26, 2010, and December 27, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven J. Smith Chairman and Chief Executive Officer (PEO)	2011 2010 2009	752,000 752,000 795,692	— — —	596,000 452,500 165,000	— — —	256,808 488,800 —	582,078 312,211 472,457	20,360 13,442 12,343	2,207,246 2,018,953 1,445,492
Andre J. Fernandez President and Chief Financial Officer (PFO)	2011 2010 2009	394,862 366,600 387,900	— — —	208,600 126,700 117,850	— — —	118,400 199,110 —	— — —	15,935 6,893 31,499	737,767 699,303 537,249
Elizabeth Brenner Executive Vice President; Chief Operating Officer of Publishing Group	2011 2010 2009	437,100 437,100 462,496	— — —	208,600 126,700 56,100	— — —	90,941 238,602 —	30,723 15,767 37,522	12,075 3,482 4,204	779,439 821,651 560,322
James P. Prather Vice President; Executive Vice President, Television and Radio of Journal Broadcast Group	2011 2010 2009	366,339 357,200 377,954	— — —	89,400 — 18,375	— — —	81,451 156,818 61,300	117,894 55,434 89,010	3,528 — —	658,612 569,452 546,639
Steven Wexler Vice President; Executive Vice President, Television and Radio of Journal Broadcast Group	2011 2010 2009	346,769 329,000 345,585	— — —	89,400 — 18,375	— — —	100,893 146,199 56,500	93,224 42,132 66,126	8,250 54,689 2,273	638,536 572,020 488,859

(1)	In prior proxy statements, the portion of the cash award earned in 2009 and 2010 under our Annual Management Incentive Plan that was based on achievement of individual performance goals was reported in the “Bonus” column. Similarly, in prior proxy statements, we reported the amounts earned in 2009 by Messrs. Prather ($1,300) and Wexler ($1,500) under separate revenue-based bonus plans in connection with achieving sales goals at KTNV-TV and WTMJ-TV in the “Bonus” column. Based on SEC interpretations, we have relocated these prior-reported amounts to the “Non-Equity Incentive Plan Compensation” column of this table.

(2)	Reflects the aggregate grant date fair value of stock awards granted to the named executive officers in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation. For 2011, the awards for which the grant date fair value is shown in this table are described in the Grants of Plan-Based Awards table. The grant date fair value of these stock awards was determined by reference to the market price of the underlying shares on the grant date.

(3)	Reflects the portion of the annual bonus, if any, earned under our Annual Management Incentive Plan that was based on financial performance. The bonus earned for the individual performance component of the annual bonus plan is reflected in the “Bonus” column of this table.

(4)	Reflects the increase for the reported year in actuarial present value of each named executive officer’s benefit under our defined benefit pension plan and supplemental executive retirement plan. The increase in value from 2010 to 2011 was attributable to a decrease in the discount rate (to 4.55% from 5.35%) and a change in the mortality assumption to reflect additional improvement in expected mortality.

(5)	Amounts included in this column for 2011 are reflected in the following table.

	Smith	Fernandez	Brenner	Prather	Wexler
Club membership*	$12,110	$7,685	$3,825	—	—
401(k) match	$8,250	$8,250	$8,250	$3,528	$8,250

*	Reflects the aggregate cost to the Company of providing the benefit.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 25, 2011 to our named executive officers.

2011 Grants of Plan-Based Awards

						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)

			Estimated Possible Payouts Under
			Non-Equity Incentive Plan Awards(1)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Smith	2/7/11		129,344	289,520	488,800
	2/7/11	2/17/11				100,000	596,000
Fernandez	2/7/11		60,800	134,000	220,000
	2/7/11	2/17/11				35,000	208,600
Brenner	2/7/11		39,514	89,518	174,840
	2/7/11	2/17/11				35,000	208,600
Prather	2/7/11		49,165	104,880	165,600
	2/7/11	2/17/11				15,000	89,400
Wexler	2/7/11		46,760	99,750	157,500
	2/7/11	2/17/11				15,000	89,400

(1)	Represents potential payout opportunities for performance in 2011 under the Annual Management Incentive Plan, based on intermediate performance goals established by the Compensation Committee to guide its exercise of discretion to pay less than the maximum individual award limits under the annual incentive plan. Threshold amounts shown in the table assume threshold performance under the financial component, and no payout under the individual performance component, of the Annual Management Incentive Plan. Target amounts shown in the table assume target performance under the financial component, and 50% payout under the individual performance component, of such plan. Maximum amounts shown in the table assume full payout under both the financial and individual performance components.

(2)	Represents restricted shares of class B stock granted under the 2007 Omnibus Incentive Plan, which vest in three equal annual installments beginning on the first anniversary of the grant date provided the officer remains employed as of each vesting date.

(3)	Represents the aggregate grant date fair value of each stock award, determined pursuant to ASC Topic 718.

Summary of Material Terms of Compensation Paid in 2011

Annual Bonus Plan. The Compensation Discussion and Analysis section of this Proxy Statement describes our Annual Management Incentive Plan under which our named executive officers were eligible to receive an annual cash bonus based on a combination of their individual performance and the achievement of certain financial goals. Eighty percent of the annual bonus opportunity for our named executive officers in 2011 was based on financial performance (subject to reduction in certain instances in the discretion of the Compensation Committee) and 20% was based on an assessment of each executive’s individual performance.

Equity Awards. In 2011, we granted restricted shares of class B stock to each of our named executive officers. The class B stock is convertible into class A stock (subject to certain limitations specified in the Company’s Amended and Restated Articles of Incorporation) on a 1-for-1 basis at no cost. The restricted shares vest in three equal annual installments beginning on the first anniversary of the grant date provided the officer remains employed as of each vesting date.

Employment Agreement with Mr. Smith. We maintain an employment agreement with Mr. Smith, our Chairman and Chief Executive Officer, pursuant to which he is entitled to an annual base salary of not less than his current base salary, as increased from time to time, and he is entitled to participate in all short-term and long-term incentive compensation plans, and savings, retirement and welfare plans and programs offered by us to our senior executives. Mr. Smith’s annual and long-term incentive target opportunities are required to be equal to or higher than the target opportunities set for other senior executive officers. The term of Mr. Smith’s employment agreement will expire on April 10, 2016. However, if a change in control occurs within two years prior to the expiration of the term of the employment agreement, the term will be extended for a period of two years following the date of the change in control. More information about Mr. Smith’s employment agreement appears later in this Proxy Statement, under the heading “Potential Payments Upon Termination of Employment or Change in Control.”

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 25, 2011 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Smith	224,000	(2)	—	7.57	2/15/2018	—		—
	118,000	(3)	—	(3)	2/15/2018	—		—
	220,000	(4)	—	13.31	2/16/2017	—		—
	75,000	(5)	—	(5)	2/16/2017	—		—
	—		—	—	—	83,500	(6)	385,770
	—		—	—	—	83,375	(7)	385,193
						100,000	(8)	462,000
Fernandez	—		—	—	—	2,500	(9)	11,550
	—		—	—	—	28,390	(6)	131,162
	—		—	—	—	8,350	(10)	38,577
	—		—	—	—	23,345	(7)	107,854
						35,000	(8)	161,700
Brenner	74,000	(2)	—	7.57	2/15/2018	—		—
	39,000	(3)	—	(3)	2/15/2018	—		—
	65,000	(4)	—	13.31	2/16/2017	—		—
	20,000	(5)	—	(5)	2/16/2017	—		—
	—		—	—	—	28,390	(6)	131,162
	—		—	—	—	23,345	(7)	107,854
						35,000	(8)	161,700
Prather	—		—	—	—	15,000	(8)	69,300
Wexler	—		—	—	—	15,000	(8)	69,300

(1)	Reflects the value calculated by multiplying the number of shares of restricted stock by $4.62, which was the closing price of our class A common stock on December 23, 2011, the last trading day in our 2011 fiscal year.

(2)	Fixed-price SARs awarded to the named executive officer on February 15, 2008, under the 2007 Omnibus Incentive Plan. 33.3% of the SARs vested on February 15, 2009, 33.3% vested on February 15, 2010, and 33.4% vested on February 15, 2011.

(3)	Escalating-price SARs awarded to the named executive officer on February 15, 2008, under the 2007 Omnibus Incentive Plan. 33.3% of the SARs vested on February 15, 2009, 33.3% vested on February 15, 2010, and 33.4% vested on February 15, 2011. These SARs have an escalating base value which starts with the closing price of our class A common stock on the date of grant and increases by 6% per year for each year that the SARs remain outstanding, starting on the first anniversary of the grant date.

(4)	Fixed-price SARs awarded to the named executive officer on February 16, 2007, under the 2003 Equity Incentive Plan. 33.3% of the SARs vested on February 15, 2008, 33.3% vested on February 15, 2009, and 33.4% vested on February 15, 2010.

(5)	Escalating-price SARs awarded to the named executive officer on February 16, 2007, under the 2003 Equity Incentive Plan. 33.3% of the SARs vested on February 15, 2008, 33.3% vested on February 15, 2009, and 33.4% vested on February 15, 2010. These SARs have an escalating base value which starts with the closing price of our class A common stock on the date of grant and increases by 6% per year for each year that the SARs remain outstanding, starting on the first anniversary of the grant date.

(6)	Restricted class B stock awarded on March 2, 2009, under the 2007 Omnibus Incentive Plan. 33.3% of the shares vested on March 2, 2010, 33.3% of the shares vested on March 2, 2011, and 33.4% of the shares vested on March 2, 2012.

(7)	Restricted class B stock awarded on February 16, 2010, under the 2007 Omnibus Incentive Plan. 33.3% of the shares vested on February 16, 2011, 33.3% of the shares vested on February 16, 2012, and 33.4% of the shares vest on February 16, 2013.

(8)	Restricted class B stock awarded on February 17, 2011, under the 2007 Omnibus Incentive Plan. 33.3% of the shares vested on February 17, 2012, 33.3% of the shares vest on February 17, 2013, and 33.4% of the shares vest on February 17, 2014.

(9)	Restricted class B stock awarded to Mr. Fernandez on October 20, 2008, under the 2007 Omnibus Incentive Plan. 25% of the shares vested on October 20, 2009, 25% of the shares vested on October 20, 2010, 25% of the shares vested on October 20, 2011 and 25% of the shares vest on October 20, 2012.

(10)	Restricted class B stock awarded to Mr. Fernandez on July 23, 2009, under the 2007 Omnibus Incentive Plan. 33.3% of the shares vested on July 23, 2010, 33.3% of the shares vested on July 23, 2011, and 33.4% of the shares vest on July 23, 2012.

Option Exercises and Stock Vested

The following table summarizes amounts received in fiscal year 2011 upon the vesting of restricted stock for our named executive officers. Our named executive officers did not exercise any option awards in 2011.

2011 Stock Vested

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Smith	124,875	737,768
Fernandez	50,785	285,091
Brenner	49,960	283,415
Prather	13,750	79,860
Wexler	15,700	90,453

(1)	Represents the number of shares of restricted stock that vested in 2011 and the aggregate value of such shares of common stock based upon the fair market value of our common stock on the vesting date.

Pension Benefits

The following table sets forth certain information with respect to the potential benefits to our named executive officers under our qualified pension and supplemental executive retirement plans as of December 25, 2011.

2011 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Smith	Employees’ Pension Plan	32	737,740	—
	Supplemental Benefit Plan	32	2,955,894	—
Fernandez	Employees’ Pension Plan	N/A	N/A	N/A
	Supplemental Benefit Plan	N/A	N/A	N/A
Brenner	Employees’ Pension Plan	3.5	69,629	—
	Supplemental Benefit Plan	3.5	100,741	—
Prather	Employees’ Pension Plan	16.5	242,449	—
	Supplemental Benefit Plan	16.5	319,462	—
Wexler	Employees’ Pension Plan	19	239,290	—
	Supplemental Benefit Plan	19	168,386	—

(1)	The actuarial present value of the accumulated plan benefits was calculated using the accrued benefit valuation method and the following assumptions: a discount rate of 4.55%; normal retirement age based on the Social Security Normal Retirement Age, which varies based on the participant’s year of birth; and a post-retirement mortality rate derived from the 2012 Static Mortality Table for Annuitants (with no mortality assumed pre-retirement). The increase in value from 2010 to 2011 was attributable to a decrease in the discount rate (to 4.55% from 5.35%) and a change in the mortality assumption to reflect additional improvement in expected mortality.

Employees’ Pension Plan

The Employees’ Pension Plan (which we refer to as the Pension Plan) is a defined benefit pension plan that provides benefits for our employees as well as employees of certain of our subsidiaries who meet minimum age and service eligibility requirements. Effective as of January 1, 2011, benefit accruals under the Pension Plan were permanently frozen. The Pension Plan is completely funded by us. Our contributions were accrued based on amounts required to be funded under provisions of the Employee Retirement Income Security Act of 1974.

Subject to certain limitations, the monthly retirement benefit under the Pension Plan, assuming attainment of the retirement age specified by the plan and payments in the form of a life annuity, is determined in accordance with a formula that takes into account the following factors: final average compensation for the last five years of employment, number of years of benefit service, and an actuarially determined Social Security offset.

Mr. Fernandez does not participate in the Pension Plan because he was hired after May 1, 2006. The retirement benefit for Messrs. Prather and Wexler and Ms. Brenner under the Pension Plan is a monthly pension equal to 1/12th of the amount determined as follows, subject to the freezing of accruals as of January 1, 2011:

•	0.65% of final average compensation times years of service (up to 35 years), plus

•	0.40% of final average compensation times years of service from 35 to 40 years, plus

•	0.65% of final average compensation in excess of “Covered Compensation” times years of service (up to 35 years).

For purposes of this formula, “compensation” in a given year means the participant’s gross annual compensation, excluding long-term incentive compensation that may be paid in cash or stock. “Covered Compensation” means average Social Security wage base during the 35-year period ending with the year in which the participant reaches the Social Security normal retirement age.

Mr. Smith was a participant in the Pension Plan prior to December 31, 1998, when a different formula was in effect. His Pension Plan benefit consists of the benefit account accrued as of December 31, 1998 under the prior plan formula plus the benefits determined under the above formula for service between December 31, 1998 and December 31, 2010.

Our employees hired on or before May 1, 2006 automatically became participants in the Pension Plan on their entry date, which was the January 1, or July 1 after reaching age 21 and completing one year of eligible service with 1,000 hours. Pension Plan benefits will begin when a participant reaches normal retirement age for Social Security purposes. Benefits can begin as early as age 60, but the benefit will be lower than at normal retirement age. No named executive officer currently receives payments under the Pension Plan.

Supplemental Executive Retirement Plan

Our Supplemental Executive Retirement Plan (which we refer to as the SERP) is an unfunded, nonqualified defined benefit retirement plan. Under the SERP, certain executives are eligible to receive a retirement benefit based on the benefit they would receive under the Pension Plan or our 401(k) plan. Benefits payable under the SERP are calculated without regard to the limitations imposed by the Code on the amount of compensation that may be taken into account under the Pension Plan or 401(k) plan. The purpose of the SERP is to supplement the benefits payable under the Pension Plan or 401(k) plan.

The Compensation Committee determines participants in the SERP, except for those individuals grandfathered as participants in the SERP as of December 31, 2006. Eligible employees include those executives whose benefits under the Pension Plan or 401(k) plan are affected by Code limitations. Effective January 1, 2011, benefit accruals under the SERP were permanently frozen.

Amount of Supplemental Benefit. Executives who participated in the Pension Plan will receive a supplemental benefit equal to the excess, if any, of (i) the monthly benefit payable to the executive under the Pension Plan, computed without regard to the Code limitations, but taking into account for purposes of compensation under the Pension Plan only base pay plus annual incentive compensation (including any deferred amounts of base pay and annual incentive compensation), over (ii) the amount of monthly benefit actually payable to the executive under the Pension Plan as limited by the Code.

Effective January 1, 2011, annual employer contributions are no longer a component of the 401(k) plan. Executives who previously received an annual employer contribution pursuant to the 401(k) plan will receive a supplemental benefit based on the amount credited to an account established for the executive. At the time the annual employer contribution to the 401(k) plan was made on behalf of the executive for such year, an amount was credited to the executive’s SERP account equal to the difference between: (i) the annual employer contribution that would be made to the 401(k) plan computed without regard to Code limitations, but taking into account for purposes of compensation under the 401(k) plan only base pay (including any deferred amounts of base pay); and (ii) the amount of the annual employer contribution actually made on behalf of the executive under the 401(k) plan as limited by the Code. Earnings will be credited to the account of each executive, from time to time, at the rate determined by the Compensation Committee.

Benefits which become payable to an executive under the SERP will be payable upon the later of executive’s attainment of age 60 or his or her termination of employment.

For purposes of calculating the SERP benefit, a participant’s “compensation” excluded long-term incentive compensation that may be paid in cash or stock. For example, the SERP benefit would not be affected by a participant’s equity awards that vest over a period longer than one year, but the pension benefit under the SERP would be affected by any annual bonus payable in cash or stock.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to contributions to and withdrawals from our Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”) by our named executive officers during the fiscal year ended December 25, 2011. Messrs. Smith and Wexler and Ms. Brenner have not elected to participate in our Non-Qualified Deferred Compensation Plan and do not have an outstanding balance in such plan.

2011 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Smith	—	—	—	—	—
Fernandez	388,848	—	4,690	—	393,538
Brenner	—	—	—	—	—
Prather	21,335	—	2,714	—	160,585
Wexler	—	—	—	—	—

(1)	Aggregate earnings are not includable in the Summary Compensation Table disclosure above.

(2)	Includes the amounts of employee contributions representing compensation earned and deferred in prior years that was reported in the Summary Compensation Table for the year in which earned or would have been so reported if the officer had been a named executive officer in such year.

Our Deferred Compensation Plan allows participants to defer a portion of their base salary and a portion or all of their payment from the annual bonus plan. There is no limitation on the amount participants may choose to defer. The participant’s deferrals receive an annual return based on the prime interest rate minus 1.5%.

Upon a participant’s termination of employment, he or she may elect to receive his or her distribution in a lump sum or annual installments over a period of ten years. If a participant’s death occurs prior to the payment of any amounts to him under the Deferred Compensation Plan, other than payments for unforeseeable emergencies, the participant will receive his or her distribution in five annual installments. If a participant’s death occurs after the payment of any amount to him under the Deferred Compensation Plan, other than payments for unforeseeable emergencies, his beneficiary will receive the distributions in the same form as paid to the participant prior to his death. In the event of an unforeseeable emergency (as defined) either before or after the commencement of payments under the Deferred Compensation Plan, a participant may request that all or any portion of his or her benefits be paid in one or more installments prior to the normal time for payment of such amounts.

Potential Payments Upon Termination of Employment or Change in Control

Employment Agreement with Mr. Smith. As mentioned in the Compensation Discussion and Analysis of this Proxy Statement, we are party to an employment agreement with Mr. Smith, which provides benefits to him in the event of his termination of employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below.

Termination for Cause; Resignation without Good Reason; Termination at End of Employment Period. If Mr. Smith is terminated for cause or resigns without good reason (as such terms are defined in the agreement), or if Mr. Smith’s employment is terminated at the end of the employment period, he will receive only the salary that is accrued through the date of termination. No special severance benefits would be payable.

Termination Due to Death or Disability. If Mr. Smith dies, or if we terminate his employment due to his disability, Mr. Smith (or his estate) will receive any salary accrued through the date of termination, plus a pro-rata portion of his target annual bonus earned through the date of termination.

Termination without Cause; Resignation for Good Reason. If Mr. Smith’s employment is terminated by us without cause or if he resigns for good reason, then in addition to accrued salary, he will be entitled to a pro rata target annual bonus for the year of termination and a severance payment equal to three times his then-current annual salary and target annual bonus. In addition, all of the time-based restrictions on Mr. Smith’s outstanding equity awards will lapse as of the date of termination, any options or SARs will vest and remain exercisable through the end of their original terms, and any performance awards will be governed by the terms and conditions of the plan under which they were awarded. We will continue to provide him with group health coverage for a period of 36 months. If a change in control occurs, for the following two years, Mr. Smith’s target annual bonus opportunity will be no less than it was for the last full fiscal year prior to the change in control. The employment agreement provides that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Restrictive Covenants. Mr. Smith’s employment agreement contains confidentiality, noncompetition and employee nonsolicitation covenants that apply during his employment with us and for 24 months after his termination of employment.

Benefits to Other Named Executive Officers in the Event of a Change in Control. We have change in control agreements with Mr. Fernandez and Ms. Brenner. Each agreement provides severance payments and benefits to the executive if his or her employment is terminated without cause or he or she resigns for good reason within two years after a change in control (as such terms are defined in the agreements). Messrs. Prather and Wexler do not have change in control agreements.

Termination for Cause; Resignation without Good Reason; Termination at End of Employment Period. If the executive is terminated for cause or resigns without good reason within two years after a change in control, or if the executive’s employment is terminated at the end of the employment period following a change in control, he or she will receive only the salary that is accrued through the date of termination. No special severance benefits would be payable.

Termination Due to Death or Disability. If the executive’s employment terminates due to death or disability within two years after a change in control, he or she will receive any salary accrued through the date of termination, plus a pro-rata portion of the executive’s target annual bonus earned through the date of termination.

Termination without Cause; Resignation for Good Reason. If the executive’s employment is terminated by us without cause or if the executive resigns for good reason within two years after a change in control, then in addition to accrued salary, he or she will be entitled to a pro rata annual bonus for the year of termination and a severance payment equal to two times the executive’s then-current annual salary and target annual bonus. In addition, all of the time-based restrictions on the executive’s outstanding equity awards will lapse as of the date of termination, any options or SARs will vest and remain exercisable through the end of their original terms, and any performance awards will be governed by the terms and conditions of the plan under which they were awarded. We will continue to provide the executive with group health coverage for 24 months after his or her termination, except that our obligation to provide health coverage will end if the executive becomes employed by another employer that provides him or her with group health benefits.

The agreements provide that if any payments or benefits would be subject to the excise tax imposed under Section 4999 of the Code, then the payments will be limited to the maximum amount that could be paid without triggering the excise tax.

Restrictive Covenants. Each of the agreements contains confidentiality and employee nonsolicitation covenants that apply during the executive’s employment with us and for 24 months after his or her termination of employment. The agreements also contain a noncompetition covenant that applies for 24 months after the executive terminates employment, unless he or she timely waives the severance benefits provided by the change in control agreement, in which case the noncompetition covenant will not apply.

Summary of Potential Termination Payments and Benefits. The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 25, 2011 under the circumstances shown. The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2011, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as distributions of plan balances under our tax-qualified 401(k) plan, and death or disability benefits under our generally available welfare programs.

Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)(1)	Death ($)	Long- Term Disability ($)(2)	Termination without Cause or Resignation For Good Reason in connection with a Change in Control ($)
Smith
Cash Severance	—	3,158,400	—	—	—	3,158,400
Vested Account Balances(1)
Pension Plan	737,740	737,740	737,740	368,870	737,740	737,740
SERP	2,955,894	2,955,894	2,955,894	1,477,947	2,955,894	2,955,894
Benefits Continuation(2)	—	36,559	—	—	—	36,559
Retiree Medical(3)	38,712	38,712	38,712	—	38,712	38,712
Value of Unvested Equity Awards(4)	—	—	—	1,232,963	1,232,963	1,232,963
Accrued Vacation	220,750	220,750	220,750	220,750	220,750	220,750
Total	3,953,096	7,148,055	3,953,096	3,300,530	5,186,059	8,381,018
Fernandez
Cash Severance	—	—	—	—	—	1,080,000
Vested Account Balances(1)
Annual Employer Contribution to 401(k) Plan	—	—	—	—	—	—
SERP	—	—	—	—	—	—
Benefits Continuation(2)	—	—	—	—	—	28,106
Retiree Medical(3)	—	—	—	—	—	—
Value of Unvested Equity Awards(4)	—	—	—	450,843	450,843	450,843
Total	—	—	—	450,843	450,843	1,558,949
Brenner
Cash Severance	—	—	—	—	—	1,054,285
Vested Account Balances(1)
Pension Plan	69,629	69,629	69,629	34,815	69,629	69,629
SERP	100,741	100,741	100,741	50,371	100,741	100,741
Benefits Continuation(2)	—	—	—	—	—	24,629
Value of Unvested Equity Awards(4)				400,716	400,716	400,716
Total	170,370	170,370	170,370	485,901	571,086	1,649,999
Prather
Vested Account Balances(1)
Pension Plan	242,449	242,449	242,449	121,225	242,449	242,449
SERP	319,462	319,462	319,462	159,731	319,462	319,462
Value of Unvested Equity Awards(4)	—	—	—	69,300	69,300	69,300
Accrued Vacation	14,154	14,154	14,154	14,154	14,154	14,154
Total	576,065	576,065	576,065	364,410	645,365	645,365

Name	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation For Good Reason ($)	Retirement ($)(1)	Death ($)	Long- Term Disability ($)(2)	Termination without Cause or Resignation For Good Reason in connection with a Change in Control ($)
Wexler
Vested Account Balances(1)
Pension Plan	239,290	239,290	239,290	119,645	239,290	239,290
SERP	168,386	168,386	168,386	84,193	168,386	168,386
Value of Unvested Equity Awards(4)	—	—	69,300	69,300	69,300	69,300
Total	407,676	407,676	476,976	273,138	476,976	476,976

(1)	Represents amounts vested irrespective of termination of employment.

(2)	Represents Company-paid COBRA for medical and dental coverage based on 2011 rates for the following time period: Mr. Smith, 36 months; Mr. Fernandez, 24 months; and Ms. Brenner, 24 months.

(3)	Represents actuarially calculated present value of retiree medical benefit until age 65. In calculating the present value of such benefit, we referred to the Pension Protection Act Static 2012 Mortality Table and assumed a discount rate of 3.85%. We also assumed a 9.5% annual rate of increase in the per capita cost of medical benefits for 2011, decreasing gradually to 5% by 2021 and remaining at that level thereafter.

(4)	Represents the value of unvested equity awards that vest upon the designated event. Awards granted in 2011, 2010, 2009 and 2008 under the 2007 Omnibus Incentive Plan do not vest automatically upon a change in control if the awards are assumed by the acquiring company, but do vest upon the executive’s termination of service with us due to death or disability or, in some cases, upon his or her termination without cause or resignation for good reason. Awards of class B restricted stock are valued as of year-end 2011 based upon the closing price of our class A common stock on the New York Stock Exchange on December 23, 2011, the last trading day in our 2011 fiscal year, of $4.62. Since the base value of all currently outstanding SARs exceeds this year-end closing price, they are valued at $0 in the table.

Potential Payments upon a Change in Control. All awards granted under our 2003 Equity Incentive Plan have already vested and therefore would not be affected by that plan’s single-trigger change in control provision. None of our named executive officers would receive an additional benefit if a change in control occurred on December 25, 2011, and the executive did not incur a termination of employment.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed the audited financial statements for 2011 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board, Communication With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with PricewaterhouseCoopers LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:

Jeanette Tully, Chairperson

Jonathan Newcomb

Roger D. Peirce

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DISCLOSURE

The Audit Committee of the Board appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 and our shareholders ratified such appointment at the 2011 Annual Meeting of Shareholders. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. In 2011, PricewaterhouseCoopers LLP performed an annual audit of our consolidated financial statements for inclusion in our 2011 annual report to shareholders and required filings with the SEC for the fiscal year ended December 25, 2011.

Audit Fees. The aggregate audit fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 25, 2011 and December 26, 2010 were $665,500 and $637,000, respectively. Audit fees include fees billed for professional services rendered for the audit of our annual financial statements and the effectiveness of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings.

Audit-Related Fees. The aggregate audit-related fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 25, 2011 and December 26, 2010 were $0 and $12,000, respectively. Audit-related fees include fees billed for assurance and related services for attest services and consultations concerning financial accounting and reporting matters not classified as audit.

Tax Fees. The aggregate tax fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 25, 2011 and December 26, 2010 were $100,000 and $0, respectively. Tax fees in 2011 included fees billed for professional services rendered for tax planning.

All Other Fees. All other fees for products and services other than those in the above three categories billed by PricewaterhouseCoopers LLP for the fiscal years ended December 25, 2011 and December 26, 2010 were $0 and $0, respectively.

Our Audit Committee does not consider the provision of non-audit services by PricewaterhouseCoopers LLP to be incompatible with maintaining auditor independence. Pursuant to the provisions of the Audit Committee charter, all audit services and all permitted non-audit services (unless de minimis) provided by our independent auditors, as well as the fees and other compensation to be paid to them, must be approved in advance by our Audit Committee. All audit, audit-related, tax and other services, if any, provided by PricewaterhouseCoopers LLP during 2011 were approved by our Audit Committee in accordance with 17 CFR 210.2-01(c)(7)(i) and the terms of the Audit Committee charter.

CERTAIN TRANSACTIONS

Policies and Procedures Governing Related Person Transactions

The Board adopted in February 2007 written policies and procedures regarding transactions with related persons. For purposes of the policy:

•	a “related person” means any of our directors, executive officers, nominees for director, five percent or greater shareholder or any of their immediate family members; and

•

a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the Nominating and Corporate Governance Committee certain information relating to related person transactions for review and approval or ratification by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee must disclose any material related person transactions to the full Board.

Disclosure to the Nominating and Corporate Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the transaction or of a material change to such a transaction. Under the policy, the Nominating and Corporate Governance Committee’s decision to approve or ratify a related person transaction is to be based on the Nomination and Corporate Governance Committee’s determination that consummation of the transaction is in, or was not contrary to, our best interests. The Nominating and Corporate Governance Committee has approved or ratified all related person transactions that occurred in 2011.

Agreement with Grant Family Shareholders

In connection with our initial public offering, in May 2003 the Company entered into a shareholders agreement with our predecessor company, Matex Inc. and the Abert Family Journal Stock Trust (the latter two of which, including any successor thereto or permitted transferees thereof, such as Grant D. Abert, Barbara Abert Tooman and the Judith Abert Meissner Marital Trust and related family trusts, we refer to collectively as the Grant family shareholders). On August 22, 2007, the parties entered into an amendment to the shareholders agreement.

Pursuant to the amendment, we repurchased 3,200,000 shares of our class B common stock from Matex Inc. for $32 million, or $10 per share. In addition to the share repurchase, the amendment provided for, among other things, the following: (1) a lock-up on sales of the Grant family shareholders’ remaining shares in the Company through August 22, 2008, subject to certain exceptions; and (2) the elimination of the Grant family shareholders’ right to elect a second director to our Board based on the size of the Board. The amendment also granted us certain options to require the Grant family shareholders to convert certain shares as discussed below.

Pursuant to the shareholders agreement, as amended, the Grant family shareholders agreed not to transfer any of their shares during the three years following our initial public offering, except as otherwise provided for in the agreement or pursuant to a Board-approved business combination transaction or under Rule 144 of the Securities Act of 1933. In addition, the Grant family shareholders agreed that they will not exercise their rights under our articles of incorporation to purchase any available shares of class B common stock if, after the proposed purchase, the Grant family shareholders would own more than 17% of the class B common stock then outstanding.

Pursuant to the terms and conditions of the shareholders agreement, as amended, each year we may redeem, at 105% of the average closing price of the class A shares, class B shares then owned by the Grant family shareholders if the Grant family shareholders own more than 17% of the class B shares then outstanding. The Grant family shareholders may, however, before the redemption occurs, convert their class B shares subject to the redemption into class A shares without complying with the class B offer procedures set forth in our articles of incorporation.

The shareholders agreement, as amended, provides the Grant family shareholders with certain rights to register with the SEC some or all of their shares for resale to the public. The Grant family shareholders have the right to “demand” the registration of their shares, for resale, subject to the limitations described below. The Grant family shareholders also have the right to participate in certain of our proposed stock offerings to the public, subject to certain conditions. Notwithstanding these rights, we will not be obligated to effect any Grant family shareholder’s “demand” to register shares within 180 days after (1) the effective date of a registration in which the Grant family shareholders were notified of their rights to participate in an offering of ours or (2) any other registration by the Grant family shareholders. In addition, we may postpone for up to 180 days the filing or the effectiveness of any such Grant family shareholder’s “demand” registration statement if the Board determines that effecting such registration would have certain negative consequences.

The shareholders agreement, as amended, also provides that the Grant family shareholders will have the right to propose one director nominee to our Board. This right terminates when the Grant family shareholders hold less than 5% of the outstanding shares of our common stock. The Grant family shareholders’ nominee will be subject to applicable professional and governance standards. In connection therewith, the Grant family shareholders agree to take all actions necessary to elect all of our Board’s recommended nominees for director. David G. Meissner was nominated by the then existing Grant family shareholders and elected by our shareholders at the 2010 Annual Meeting of Shareholders for a term to expire at the 2013 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

The shareholders agreement, as amended, also allows us, in certain circumstances, to require the Grant family shareholders to convert some or all of their class C common stock into either shares of class A common stock or shares of both class A common stock and class B common stock (at their choice). Specifically, we have the option to require such a conversion if the number of outstanding shares of class C common stock falls below 1,088,000 shares (and our option in this situation is to require conversion of all remaining shares of class C common stock). In addition, after September 30, 2016, if there are more than 1,632,000 shares of class C common stock then outstanding we have the option to require the Grant family shareholders to convert any or all shares of class C common stock in excess of 1,632,000 shares.

Under our articles of incorporation, we have the option to redeem all of the shares of class C common stock on September 30, 2017 at a price of $24.26 per share (subject to adjustment for certain dilutive events) plus accumulated and unpaid dividends. However, if a holder of class C common stock delivers a written notice within thirty days following delivery of a notice of redemption that such holder wishes to retain the shares of class C common stock called for redemption, then we will not be entitled to redeem the shares of class C common stock. Instead, each share held by the holder submitting the notice will remain a share of class C common stock until September 30, 2018, on which date it will automatically be converted into 0.248243 shares of class A common stock and 1.115727 shares of class B common stock and we will be required to pay accumulated and unpaid dividends. Under our articles of incorporation, if we do not exercise our option to redeem the class C shares, then on September 30, 2018, each class C share will automatically be converted into 0.248243 class A shares and 1.115727 class B shares and we will be required to pay accumulated and unpaid dividends.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain of our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of changes in ownership of our common stock with the SEC. Those people are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, all of those people complied with all Section 16(a) filing requirements in 2011, other than Mr. Smith who filed a late Form 4 on November 9, 2011 with respect to his inheritance of 23 shares of our Class A common stock on March 1, 2009.

Corporate Governance Matters

We have adopted a Code of Ethics for Financial Executives (meeting the definition of “code of ethics” as that term is defined in Item 406(b) of Regulation S-K) that applies to our Chief Executive Officer and senior financial and accounting officers and employees. We have also adopted a Code of Ethics, applicable to all employees, and a Code of Conduct and Ethics for Members of the Board of Directors, applicable to all directors, which together satisfy the requirements of the New York Stock Exchange regarding a “code of business conduct.” Finally, we have adopted Corporate Governance Guidelines addressing the subjects required by the New York Stock Exchange. Copies of the foregoing, as well as the charters of our Board committees and our director independence standards, are available free of charge on our web site at www.journalcommunications.com, and this information is available in print to any shareholder who requests it by writing to Mary Hill Leahy, Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201-0661.

Miscellaneous

We will bear the cost of soliciting proxies. We do not anticipate that we will retain anyone to solicit proxies or that we will pay compensation to anyone for that purpose.

A shareholder who intends to present a proposal at, and have the proposal included in our Proxy Statement for, an Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, proposals submitted for the 2013 Annual Meeting must be received by us by no later than November 23, 2012. A shareholder who intends to present a proposal at an Annual Meeting (including nominating persons for election as directors) but does not intend to have the proposal included in our Proxy Statement for such meeting must comply with the requirements set forth in our Bylaws and discussed above under “Election of Directors—Board Meetings and Committees—Nominating and Corporate Governance Committee.” Under our Bylaws, if we do not receive such notice prior to December 31, 2012 (assuming a meeting date before May 1, 2013), then the notice will be considered untimely and we will not be required to present such proposal at the 2013 Annual Meeting. If the Board chooses to present such proposal at the 2013 Annual Meeting, then the persons named in proxies solicited by the Board for the 2013 Annual Meeting may exercise discretionary voting power with respect to such proposal.

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our annual report to shareholders, Proxy Statement and proxy card. Upon written or oral request, we will promptly deliver a separate copy of the annual report to shareholders, Proxy Statement and/or proxy card to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling or writing Mary Hill Leahy, Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer, Journal Communications, Inc., P.O. Box 661, Milwaukee, Wisconsin 53201-0661, phone number (414) 224-2057.

We have filed an Annual Report on Form 10-K with the SEC for the fiscal year ended December 25, 2011. This Form 10-K has been bound with our 2011 annual report to shareholders and accompanies this Proxy Statement.

JOURNAL COMMUNICATIONS, INC.

/s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer

Milwaukee, Wisconsin

March 22, 2012

APPENDIX A

JOURNAL COMMUNICATIONS, INC.

2007 OMNIBUS INCENTIVE PLAN

(as amended and restated as of February 7, 2011)

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Journal Communications, Inc. 2007 Omnibus Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Journal Communications, Inc. (the “Company”), by linking the personal interests of employees, officers, and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual Award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Wisconsin law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on December 31, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after December 31, 2006 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (A) an acquisition directly from the Company, (B) an acquisition by the Company or a Subsidiary of the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (D) an acquisition by a Person who as of December 31, 2006 was a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iv) below); or

(iii) any Person who as of December 31, 2006 was a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities becomes a Beneficial Owner, directly or indirectly, of 40% or more of the Company Voting Securities; provided, however, that for purposes of this subsection (iii), an acquisition directly from the Company shall not constitute a Change in Control; or

(iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock of the Company (“Company Common Stock”) and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (w) any Person who as of December 31, 2006 is a Beneficial Owner, directly or indirectly, of 15% or more of the Company Voting Securities,

(x) the Company or any Subsidiary of the Company, (y) the Surviving Entity or its ultimate parent, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the beneficial owner, directly or indirectly, of 20% or more of the total common stock or 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Journal Communications, Inc., a Wisconsin corporation, or any successor corporation.

(k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (ii) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Status as a Participant shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if it is determined that the fair market value is not properly reflected by such interdealer quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Section 303A of the New York Stock Exchange Listed Company Manual, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means a person who, as an employee, officer, or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the Journal Communications, Inc. 2007 Omnibus Incentive Plan, as amended from time to time.

(hh) “Prior Plan” means the Company’s 2003 Equity Incentive Plan, as amended.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” with respect to an employee Participant means termination of employment with the Company or an Affiliate after attaining age 60 and 10 years of service. With respect to a Participant’s termination of service as a Non-Employee Director, Retirement means a termination from service as a director upon completion of the director’s entire term.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(pp) “Stock” means (i) the $0.01 par value Class A Common Stock of the Company, (ii) the $0.01 par value Class B Common Stock of the Company, and (iii) such other securities of the Company as may be substituted for either such class of Common Stock of the Company pursuant to Section 15.1.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or any such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION. Subject to Wisconsin law as in effect from time to time, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,800,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,800,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(f) To the extent that the maximum number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.7 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 750,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 750,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 750,000.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 750,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be three percent (3%) of the Company’s consolidated net earnings from continuing operations for such year as shown in the Company’s consolidated statements of earnings and filed with the Company’s Annual Report on Form 10-K.

5.5. LIMITATION ON ANNUAL “BURN RATE”. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum aggregate number of Shares with respect to Awards that may be granted during any one fiscal year under the Plan is two percent (2%) of the total shares of Class A Stock and Class B Stock outstanding as of the last day of the prior fiscal year.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.7) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(e) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(f) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock

Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards, and may be referred to by any other appropriate descriptive name in the Award Certificate. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, including cash-based Awards, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award, within the time period prescribed by Section 162(m) of the Code, based on one or more of the following Qualified Business Criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—Revenue

—Sales

—Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—Net income (before or after taxes, operating income or other income measures)

—Cash (cash flow, cash generation or other cash measures)

—Stock price or performance

—Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—Economic value added

—Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—Operating margins

—Dividend payments

—Market share

—Improvements in capital structure

—Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—Business expansion or consolidation (acquisitions and divestitures)

—Internal rate of return or increase in net present value

—Working capital targets relating to inventory and/or accounts receivable

—Productivity measures

—Cost reduction measures

—Strategic plan development and implementation

—Operating measures such as growth in circulation, television and radio ratings and market share

—Internal measures such as achieving a diverse workforce

—Growth in digital products or competencies

—New product development.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any of the following events that occurs during a performance period (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; (h) share buy-back programs, and (i) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Shares, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to a Performance Award, such Dividend Equivalents shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares or units equivalent to Shares, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Performance Award becomes earned and vested. Dividend Equivalents credited to a Participant’s account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or Shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents paid on Full-Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. PAYMENT OF AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.2. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.3. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.4. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.5. RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s Retirement, all of his or her unvested Awards shall terminate as of the date of Retirement, and any vested Options or SARs held by the Participant as of the date of Retirement shall remain exercisable until the expiration of the original term of the Option or SAR. Notwithstanding the foregoing, the Committee may in its sole discretion at any time determine that, upon the Retirement of a Participant, all or a portion of such Participant’s Options and SARs shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant (other than Awards that are intended to remain as Qualified Performance-Based Awards) shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.5. To the extent that, pursuant to this provision, any Incentive Stock Options are exercised more than three months after the date of termination, such Options shall be deemed to be Nonstatutory Stock Options.

14.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.6 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

(a) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board:

(i) all outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable or lapse as provided in the Plan or the applicable Award Certificate;

(ii) all time-based vesting restrictions on outstanding Awards shall lapse as of the date of the Change in Control; and

(iii) the payout level under all outstanding performance-based Awards shall be determined and deemed to have been earned as of the effective date of the Change in Control as follows:

(A) if the Change in Control occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the Change in Control occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the Change in Control, and

(C) in either such case, there shall be a prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of such employment termination; and

(iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of such employment termination as follows:

(A) if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B) if the date of termination occurs during the second half of the applicable performance period, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination, and

(C) in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.3 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, change-in-control, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.8. BENEFICIARIES. Notwithstanding Section 14.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.9. RECOUPMENT POLICY. Awards granted under the Plan after December 31, 2010, shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2. DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3. GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award as of the date of such action;

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall reduce or diminish the value of any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any

Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the General Counsel) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award granted after October 1, 2010, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Eligibility Requirements. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

17.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

DRIVING DIRECTIONS TO JOURNAL COMMUNICATIONS, INC.

2012 ANNUAL MEETING OF SHAREHOLDERS

Hilton Omaha

1001 Cass Street

Omaha, Nebraska 68102

Directions from the North:

Take I-29 South to I-480 West to the Dodge Street exit. Turn right onto 10th Street. Follow 10th Street four blocks north to Cass Street, and turn left onto Cass Street. The Hilton Omaha will be on your left.

Directions from the South:

Take I-29 North to I-480 West to the Dodge Street exit. Turn right onto 10th Street. Follow 10th Street four blocks north to Cass Street, and turn left onto Cass Street. The Hilton Omaha will be on your left.

Directions from the East:

Take I-80 West to I-29 North to I-480 West into Omaha. Take the Dodge Street exit, and turn right onto 10th Street. Follow 10th Street four blocks north to Cass Street, and turn left onto Cass Street. The Hilton Omaha will be on your left.

Directions from the West:

Take I-80 East to I-480 East to the 14th Street exit. Turn left onto Capitol Avenue. Follow Capitol Avenue four blocks east to 10th Street, and turn left onto 10th Street. Follow 10th Street two blocks north to Cass Street, and turn left onto Cass Street. The Hilton Omaha will be on your left.

Directions from Eppley Airport:

Turn left onto Abbott Drive, and follow Abbott Drive to 10th Street. Turn left onto 10th Street, and follow 10th Street to Cass Street. Turn left onto Cass Street. The Hilton Omaha will be on your left.

JOURNAL COMMUNICATIONS, INC. 333 WEST STATE STREET MILWAUKEE, WI 53201-0661

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the Nominees listed in the following proposal:
1.	Election of Directors Nominees	☐	☐	☐

01	David J. Drury 02 Jonathan Newcomb

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2.	Non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement					☐	☐	☐
3.	Re-approval of the material terms of the performance goals for qualified performance-based awards under the Company’s 2007 Omnibus Incentive Plan					☐	☐	☐
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2012					☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR each of the Board of Directors’ nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign the full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000130353_1     R1.0.0.11699

JOURNAL COMMUNICATIONS, INC.

2012 Annual Meeting of Shareholders

May 8, 2012, 9:00 A.M. Central Time

Hilton Omaha

1001 Cass Street

Omaha, Nebraska 68102

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and Annual Report is/are available at www.proxyvote.com.

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This proxy is solicited on behalf of the Board of Directors of

Journal Communications, Inc.

The undersigned appoints Steven J. Smith and Andre J. Fernandez, and each of them, and each with full power of substitution, as Proxies to vote all of the shares of class A common stock, class B common stock and/or class C common stock of Journal Communications, Inc. held of record by the undersigned as of the close of business on March 2, 2012 at the 2012 Annual Meeting of Shareholders, to be held on May 8, 2012, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the 2011 Annual Report to Shareholders, the Notice of the Annual Meeting and the Proxy Statement. The undersigned hereby revokes any other Proxy executed previously for the 2012 Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on the reverse side of this Proxy. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4 listed on the reverse side of this Proxy. Therefore, to direct a vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4 you need not mark any box. Simply sign, date and return this Proxy.

If this Proxy is not returned, or if you do not vote via the telephone or the Internet, then the shares of Journal Communications, Inc. common stock you own will not be voted.

Please be sure to sign on the reverse side of this Proxy exactly as your name appears next to the signature line.

Shares of class A common stock are entitled to one vote per share, shares of class B common stock are entitled to ten votes per share, and shares of class C common stock are entitled to two votes per share on each matter submitted to shareholders at the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000130353_2   R1.0.0.11699